                                                                  Exhibit (a)(v)

--------------------------------------------------------------------------------
                                     FORM OF


                             ARTICLES SUPPLEMENTARY


                                       OF


                       INSURED MUNICIPAL INCOME FUND INC.


                               December ___, 2003


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                             PAGE
                                                                                             ----
DESIGNATION

   APS SERIES E                                                                               1
   APS SERIES F                                                                               1

   PART I                                                                                     2

   1.    Number of Shares; Ranking                                                            2
   2.    Dividends                                                                            2
   3.    Redemption                                                                           5
   4.    Designation of Special Dividend Periods                                              8
   5.    Voting Rights                                                                       10
   6.    Liquidation Rights                                                                  14
   7.    Auction Agent                                                                       15
   8.    1940 Act APS Asset Coverage                                                         15
   9.    APS Basic Maintenance Amount                                                        15
   10.   Minimum Liquidity Level                                                             17
   11.   Restrictions on Certain Distributions                                               17
   12.   Additional Dividends                                                                18
   13.   Certain Other Restrictions                                                          18
   14.   Notice                                                                              22
   15.   Definitions                                                                         22

   PART II                                                                                   35

   1.    Certain Definitions                                                                 35
   2.    Orders by Existing Holders and Potential Holders                                    41
   3.    Submission of Orders by Broker-Dealers to Auction Agent                             42
   4.    Determination of Sufficient Clearing Bids                                           44
   5.    Acceptance and Rejection of Submitted Bids and Submitted Sell Orders
         and Allocation of Shares                                                            46
   6.    Notification of Allocations                                                         48
   7.    Miscellaneous                                                                       49

                             ARTICLES SUPPLEMENTARY
                                       OF
                       INSURED MUNICIPAL INCOME FUND INC.


         INSURED MUNICIPAL INCOME FUND INC., a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Fund"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Fund by Article Sixth of its Articles of Incorporation, the Board of Directors has reclassified 1200 authorized and unissued shares of common stock of the Fund as preferred stock of the Fund and has given general authorization for the issuance of two series of 600 shares each of preferred stock, par value $.001 per share, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, designated Auction Preferred Shares, Series E ("APS Series E") and Auction Preferred Shares, Series F ("APS Series F") (collectively with the Fund's APS Series A, B, C and D, APS Series E and F are referred to herein as "APS").

         SECOND: The Board of Directors of the Fund, acting in accordance with
Section 2-208 of the Maryland General Corporation Law, has fixed the preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of such class of preferred stock as follows:


                                   DESIGNATION

         APS SERIES E: A series of 600 shares of preferred stock, par value $.001 per share, liquidation preference $50,000 per share, is hereby designated "Auction Preferred Shares, Series E." Each share of Auction Preferred Shares, Series E shall be issued on a date to be determined by the Board of Directors of the Corporation or pursuant to its delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors of the Corporation or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in Part I and Part II of these Articles Supplementary. The APS Series E shall constitute a separate series of preferred stock of the Fund and each share of APS Series E shall be identical except as provided in Section 3 of Part I of these Articles Supplementary.

         APS SERIES F: A series of 600 shares of preferred stock, par value $.001 per share, liquidation preference $50,000 per share, is hereby designated "Auction Preferred Shares, Series F." Each share of Auction Preferred Shares, Series F shall be issued on a date to be determined by the Board of Directors of the Corporation or pursuant to its delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors of the Corporation or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in Part I and Part II of these Articles Supplementary The APS Series F shall constitute a separate series of preferred stock of the Fund, and each share of APS Series F shall be identical except as provided in Section 3 of Part I of these Articles Supplementary.

         No holder of any series of APS shall have, solely by reason of being such a holder of any series of APS, any right to acquire, purchase or subscribe for any common stock, par value $.001 per share, of the Fund or other securities of the Fund which it may hereafter issue or sell (whether out of the number of shares authorized by the Articles of Incorporation, or out of any shares acquired by the Fund after the issuance thereof, or otherwise).

                                     PART I


         1. NUMBER OF SHARES; RANKING.

            (a) No fractional APS shall be issued.

            (b) Any APS which at any time have been redeemed or purchased by the Fund shall, after such redemption or purchase, have the status of authorized but unissued preferred stock, without designation as to series.

            (c) The shares of APS Series E and F shall rank on a parity with shares of any other series of preferred stock (including any other series of APS) as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

         2. DIVIDENDS.

            (a) The Holder of shares of any series of APS shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum thereof, determined as set forth in paragraph (c) of this Section 2, and no more (except to the extent set forth in Section 12 of this Part I), payable on the respective dates (each a "Dividend Payment Date") determined as set forth in paragraph (b) of this Section 2. Dividends on shares of any series of APS shall accumulate at the Applicable Rate per annum from the Date of Original Issue thereof.

            (b) (i) Dividends shall be payable, subject to subparagraph (b) (ii) of this Section 2, on shares of:

                    (A) APS Series E, on the Initial Dividend Payment Date with respect to such series and each _______ thereafter,

                    (B) APS Series F, on the Initial Dividend Payment Date with respect to such series and each _______ thereafter,

provided, that if the Fund, subject to the conditions set forth in Section 4 of this Part I, designates any Subsequent Dividend Period as a Special Dividend Period, dividends will be payable: (1) with respect to a Special Dividend Period of less than 35 days, the day after the last day thereof, and (2) with respect to a Special Dividend Period of 35 days or more, the first Business Day of each calendar month thereafter, provided that, in any calendar month in which an Auction Date is scheduled to occur, dividends shall be payable on the first Business Day next succeeding such Auction Date.

         With respect to any Rate Period following a Special Dividend Period with respect to APS Series E or F, dividends on shares of such series of APS shall be payable, subject to subparagraph (b)(ii) of this Section 2, in accordance with clause (A) or (B), as appropriate, of this subparagraph (b)(i), subject in each case to the option of the Fund to further designate from time to time any Subsequent Dividend Period of such series as a Special Dividend Period.

                (ii) In the case of dividends that would otherwise be payable on a day that is not a Business Day, as determined by subparagraph (b) (i) of this
Section 2, including clause (1) or (2) of the proviso thereto, then dividends shall be payable on the next following Business Day.

                (iii) The Fund shall pay to the Auction Agent not later than 12:00 noon, Eastern time, on the Business Day next preceding each Dividend Payment Date for shares of such series, an aggregate amount of funds available on the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders of shares of such series on such Dividend Payment Date.

                (iv) All moneys paid to the Auction Agent for the payment of dividends (or for the payment of any late charges pursuant to subparagraph (c)
(i) of this Section 2) shall be held in trust for the payment of such dividends (and any such late charge) by the Auction Agent for the benefit of the Holders specified in subparagraph (b) (v) of this Section 2. Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends (and any late charge) will, to the extent permitted by law, be repaid to the Fund at the end of 90 days from the date on which such moneys were so to have been applied.

                (v) Each dividend on the APS shall be paid on the Dividend Payment Date therefor to the Securities Depository to pay to the Holders of record as their names appear on the Registry of Existing Holders of the Securities Depository on the Business Day next preceding such Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the Registry of Existing Holders of the Securities Depository on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.

            (c) (i) The dividend rate on shares of any series of APS during the period from and after the Date of Original Issue thereof to and including the last day of the Initial Dividend Period therefor shall be equal to the Initial Dividend Rate. For each Subsequent Dividend Period of any series of APS Outstanding thereafter, the dividend rate on shares of such series shall be equal to the rate per annum that results from an Auction for such series on the Auction Date next preceding such Subsequent Dividend Period. If an Auction for any

Subsequent Dividend Period of any series of APS is not held for any reason within the Fund's control, or if the Fund fails to deposit in a timely manner with the Auction Agent the full amount of any dividend on, or Redemption Price of, shares of any series of APS and such Failure to Deposit has not been cured as set forth below prior to any succeeding Subsequent Dividend Period thereof, then, subject to the provisos in the paragraph immediately following the next succeeding paragraph, the dividend rate on the shares of such series of APS for any such Subsequent Dividend Period shall be the Maximum Rate for such series on the Auction Date for such Subsequent Dividend Period.

         In the event the Auction Agent shall fail to calculate or, for any reason, shall fail to provide the Applicable Rate for any Subsequent Dividend Period, (i) if the preceding Subsequent Dividend Period was a period of 35 days or less (other than a daily Subsequent Dividend Period), the new Subsequent Dividend Period shall be the same as the preceding Subsequent Dividend period, and the Applicable Rate for the new Subsequent Dividend Period shall be the same as the Applicable Rate for the preceding Subsequent Dividend Period; and, (ii) if the preceding Subsequent Dividend Period was a period of greater than35 days, the preceding Subsequent Dividend Period shall be extended through the next [day of week] with respect to such series of APS (or if such [day of week] is not followed by a Business Day, then to the next succeeding day which is followed by a Business Day), and the Applicable Rate in effect for the preceding Subsequent Dividend Period shall continue in effect for the Subsequent Dividend Period as so extended. In the event that the Subsequent Dividend Period is extended as set forth in clause (ii) of the preceding sentence, an Auction shall be held on the Business Day of the Subsequent Dividend Period as so extended to take effect for a Subsequent Dividend Period beginning on the Business Day immediately following the last day of the Subsequent Dividend Period as extended, which Subsequent Dividend Period will end on the date it would otherwise have ended on had the prior Subsequent Dividend Period not been extended.

         If the Fund fails to deposit in a timely manner with the Auction Agent the full amount of any dividend on, or the Redemption Price of, any shares of any series of APS during any Rate Period thereof, and, prior to 12:00 noon, Eastern time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with the next succeeding sentence or the Fund shall not have paid to the Auction Agent a late charge equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period on the shares of such series, an amount computed by multiplying (x) 200% of the Reference Rate (or Treasury Rate, if applicable) for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with the next succeeding sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 365, and applying the rate obtained against the aggregate liquidation preference of the Outstanding shares of such series of APS, and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares of such series of APS, if any, for which Notice of Redemption has been given by the Fund pursuant to paragraph (b) of Section 3 of this Part I, an amount computed by multiplying (x) 200% of the Reference Rate (or Treasury Rate, if applicable) for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with the next succeeding sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 365, and applying the rate obtained against the aggregate liquidation preference of the Outstanding shares of such series of APS to be redeemed, then Auctions for such series shall be suspended until such Failure to Deposit is so cured and the dividend rate for shares of such series of APS for each Subsequent Dividend Period thereof commencing after such Failure to Deposit to and including the Subsequent Dividend Period, if any, during which such Failure to Deposit is so cured shall be a rate per annum equal to the Maximum Rate on the Auction Date for each such Subsequent Dividend Period (but with the prevailing rating for such shares, for purposes of determining such Maximum Rate, being deemed to be "Below `ba3'/BB") (the rate per annum at which dividends are payable on the APS for any Dividend Period for such shares being herein referred to as the "Applicable Rate" for such shares). A Failure to Deposit with respect to shares of any series of APS shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make the required payment to the Auction Agent) with respect to any Rate Period if, not later than 12:00 noon, Eastern time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, the Fund shall have paid to the Auction Agent (A) all accumulated and unpaid dividends on the shares of such series of APS, and (B) without duplication, the Redemption Price for the shares of such series of APS, if any, for which Notice of Redemption has been given by the Fund pursuant to paragraph (b) of Section 3 of this Part I.

                (ii) The amount of dividends per share payable on shares of any series of APS on any date on which dividends shall be payable on such shares of such series shall be computed by multiplying the respective Applicable Rates for such series in effect for such Dividend Period or Dividend Periods or parts thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or parts thereof and the denominator of which shall be 365, if such Dividend Period is a Rate Period of less than one year, and 360 for all other Rate Periods, and applying the rate obtained against $50,000.

            (d) Any dividend payment made on the APS shall first be credited against the earliest accumulated but unpaid dividends due with respect to such APS.

            (e) Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of the Fund's capital stock ranking, as to the payment of dividends, on a parity with the APS for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each series of APS through the most recent Dividend Payment Date for each such series. When dividends are not paid in full upon the APS through their most recent respective Dividend Payment Dates or upon the shares of any other class or series of shares ranking on a parity as to the payment of dividends with the APS through their most recent respective dividend payment dates, all dividends declared upon the APS and any other such class or series of shares ranking on a parity as to the payment of dividends with the APS shall be declared PRO RATA so that the amount of dividends declared per share on the APS and such other class or series of shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the APS and such other class or series of shares bear to each other (for purposes of this sentence, the amount of dividends declared per share shall be based on the Applicable Rate for such shares for the Dividend Periods during which dividends were not paid in full). Holders of the APS shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on the APS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the APS which may be in arrears, and, except to the extent set forth in subparagraph (c)(i) of this Section 2, no additional sum of money shall be payable in respect of any such arrearage.

            (f) Dividends on the APS shall be designated as exempt-interest dividends up to the amount of the APS's proportionate share of tax-exempt income of the Fund, to the extent permitted by, and for purposes of, Section 852 of the Code and relevant cases, rulings, and other authorities.

            (g) The Board of Directors shall not declare any dividend (except a dividend payable in Common Stock), or declare any other distribution, upon the Common Stock, or purchase Common Stock, unless in every such case the APS have, at the time of any such declaration or purchase, 1940 Act APS Asset Coverage after deducting the amount of such dividend, distribution or purchase price, as the case may be.

         3. REDEMPTION.

            (a) (i) After the Initial Dividend Period, and upon giving a Notice of Redemption, as provided below, the Fund at its option may redeem shares of any series of APS, in whole or in part, on the second Business Day next preceding any Dividend Payment Date applicable to those shares of APS called for redemption, out of funds legally available therefor, at the Optional Redemption Price; provided that, during a Special Dividend Period of 365 days or more, no share of APS will be subject to optional redemption during any Non-Call Period; provided, further, that shares of any series of APS may not be redeemed in part if after such partial redemption fewer than 250 shares of such series remain Outstanding.

                (ii) If fewer than all of the Outstanding shares of any series of APS are to be redeemed pursuant to subparagraph (a)(i) of this Section 3, the number of shares of such series to be redeemed shall be determined by the Board of Directors, and such shares shall be redeemed PRO RATA from the Holders of record of such series in proportion to the number of such shares held by such Holders.

                (iii) No APS shall be redeemed pursuant to subparagraphs (a)(i) or (a)(11) of this Section 3 unless, on the date on which the Fund intends to give notice of such redemption pursuant to paragraph (b) of this Section 3, (A) the Fund has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders' of the APS by reason of the redemption of such shares on such redemption date and
(B) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the APS) and S&P Eligible Assets (if S&P is then rating the APS) each would at least equal the APS Basic Maintenance Amount immediately subsequent to such redemption, if such redemption were to occur on such date, and on the date of redemption.

                (iv) Subject to paragraph (g) of this Section 3, the Fund shall redeem at the Mandatory Redemption Price certain of the APS to the extent permitted under the 1940 Act and Maryland law, if the Fund fails to maintain a Discounted Value of Moody's Eligible Assets or S&P Eligible Assets in an amount greater than or equal to the APS Basic Maintenance Amount or fails to maintain 1940 Act APS Asset Coverage and such failure is not cured on or before the APS Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be. The number of APS to be redeemed shall be equal to the lesser of (A) the minimum number of APS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other preferred stock subject to redemption or retirement, would result in the satisfaction of the APS Basic Maintenance Amount or the 1940 Act APS Asset Coverage, as the case may be, on such Cure Date (PROVIDED that, if there is no such minimum number of APS and other preferred stock the redemption of which would have such result, all the APS and preferred stock then outstanding shall be redeemed), and (B) the maximum number of APS, together with all other preferred stock subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor. In determining the APS required to be redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed to satisfy the APS Basic Maintenance Amount or the 1940 Act APS Asset Coverage, as the case may be, PRO RATA among each series of APS and other preferred stock subject to redemption provisions similar to those contained in this Section 3 (a) (iv). The Fund shall effect such redemption not earlier than 20 days and not later than 40 days after such Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of APS and other preferred stock which are subject to redemption provisions similar to those contained in this Section 3(a)(iv) or the Fund otherwise is unable to effect such redemption on or prior to 40 days after such Cure Date, the Fund shall redeem those APS and other preferred stock which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of any series of APS are to be redeemed pursuant to this
Section 3(a)(iv), the number of shares of such series to be redeemed shall be redeemed PRO RATA from the Holders of such shares in proportion to the number of shares held by such Holders.

            (b) The Fund is required to give 30 days' Notice of Redemption. In the event the Fund obtains appropriate exemptive or no-action relief from the Securities and Exchange Commission, the number of days' notice required for a mandatory redemption may be reduced by the Board of Directors of the Fund to as few as two Business Days if Moody's and S&P each has agreed in writing that the revised notice provision would not adversely affect its then-current ratings of the APS. The Auction Agent will use its reasonable efforts to provide telephonic notice to each Holder of APS called for redemption not later than the close of business on the Business Day on which the Auction Agent determines the shares to be redeemed (as described above) (or, during the occurrence of a Failure to Deposit with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Auction Agent receives Notice of Redemption from the Fund). Such telephonic notice will be confirmed promptly in writing not later than the close of business on the third Business Day preceding the redemption date by notice sent by the Auction Agent to each Holder of record of APS called for redemption, the Broker-Dealers and the Securities Depository. Every Notice of Redemption and other redemption notice with respect to APS will state: (1) the redemption date, (2) the number of shares of each series of APS to be redeemed, (3) the redemption price, (4) that dividends on the APS to be redeemed will cease to accumulate as of such redemption date and

(5) the provision of the APS Provisions pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or other redemption notice or in the transmittal or the mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law. If fewer than all shares of any series held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder.

            (c) Notwithstanding the provisions of paragraph (a) of this Section 3, if any dividends on shares of any series of APS are in arrears, no shares of such series of APS shall be redeemed unless all Outstanding shares of such series of APS are simultaneously redeemed, and the Fund shall not purchase or otherwise acquire any shares of such series of APS; provided, however, that the foregoing shall not prevent the purchase or acquisition of all Outstanding shares of such series of APS pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding shares of such series of APS.

            (d) Upon the deposit of funds sufficient to redeem the APS with the Auction Agent and the giving of Notice of Redemption under paragraph (b) of this
Section 3, dividends on such APS shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Optional Redemption Price or Mandatory Redemption Price, as the case may be, but without any interest or other additional amount, except as provided in Sections 2(c)(i) and 12 of this Part I. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state), the Optional Redemption Price or Mandatory Redemption Price, as the case may be, shall be paid by the Auction Agent to the Holders of the APS subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Optional Redemption Price or Mandatory Redemption Price, as the case may be, of the APS called for redemption on such date and
(ii) all other amounts to which Holders of the APS called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of the APS so called for redemption may look only to the Fund for payment of the Optional Redemption Price or Mandatory Redemption Price, as the case may be, and all other amounts to which they may be entitled. The Fund shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

            (e) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem the APS shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Optional Redemption Price or

Mandatory Redemption Price, as the case may be, with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Fund may not have redeemed the APS for which a Notice of Redemption has been given, dividends may be declared and paid on the APS and shall include those APS for which a Notice of Redemption has been given.

            (f) All moneys paid to the Auction Agent for payment of the Optional Redemption Price or Mandatory Redemption Price, as the case may be, of the APS called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

            (g) In effecting any redemption pursuant to this Section 3, the Fund shall use its best efforts to comply with all applicable procedural conditions precedent to effecting such redemption under the 1940 Act and Maryland law, but shall effect no redemption except to the extent permitted by the 1940 Act and Maryland law.

            (h) In the case of any redemption pursuant to this Section 3, only whole APS shall be redeemed, and in the event that any provision of the Articles of Incorporation would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

         4. DESIGNATION OF SPECIAL DIVIDEND PERIODS.

            (a) The Fund, at its option, may designate any succeeding Subsequent Dividend Period of any series of APS as a Special Dividend Period which shall consist of such number of days, whole months or whole years as the Board of Directors shall specify; provided, however, that such designation shall be effective only if (i) notice thereof shall have been given in accordance with paragraph (b) and clause (i) of paragraph (c) of this Section 4, (ii) any Failure to Deposit that shall have occurred with respect to shares of such series during any Dividend Period shall have been cured in accordance with the provisions of the third sentence of subparagraph (c)(i) of Section 2 of this
Part I, (iii) Sufficient Clearing Bids (as defined in Section 1 of Part II hereof) for such series shall have existed in an Auction held on the Auction Date immediately preceding the first day of such proposed Special Dividend Period, (iv) if any Notice of Redemption shall have been mailed by the Fund pursuant to paragraph (b) of Section 3 of this Part I with respect to any shares of such series of APS, the Redemption Price with respect to such shares shall have been deposited with the Auction Agent, and (v) in the event the Fund wishes to designate any succeeding Subsequent Dividend Period for such series as a Special Dividend Period consisting of more than 28 Rate Period Days, the Fund has received written confirmation from S&P (if S&P is then rating the APS) and Moody's (if Moody's is then rating the APS) that such designation would not affect the rating then assigned by S&P and Moody's, respectively, to such series.

            (b) If the Fund proposes to designate any succeeding Subsequent Dividend Period of any series of APS as a Special Dividend Period of more than 28 Rate Period Days pursuant to paragraph (a) of this Section 4, not less than 20 nor more than 30 days prior to the date the Fund proposes to designate as the first day of such Special Dividend Period (which shall be such day that would otherwise be the first day of a Minimum Dividend Period), notice shall be communicated by the Fund by telephonic or other means to the Auction Agent and confirmed in writing promptly thereafter. Such notice shall state (A) that the Fund may exercise its option to designate a succeeding Subsequent Dividend Period of such series of APS as a Special Dividend Period, specifying the first day thereof, and (B) that the Fund will by 11:00 a.m., Eastern time, on the second Business Day next preceding such date notify the Auction Agent, who shall promptly notify the Broker-Dealers, of either (x) its determination, subject to certain conditions, to exercise such option, in which case the Fund shall specify the Special Dividend Period designated and the terms of the Specific Redemption Provisions, if any, or (y) its determination not to exercise such option.

            (c) No later than 11:00 a.m., Eastern time, on the second Business Day next preceding the first day of any proposed Special Dividend Period the Fund shall deliver to the Auction Agent, who shall promptly deliver to the Broker-Dealers, either:

                (i) a notice stating (A) that the Fund has determined to designate the next succeeding Rate Period of such series as a Special Dividend Period, specifying the same and the first day thereof, (B) the Auction Date immediately prior to the first day of such Special Dividend Period, (C) the terms of the Specific Redemption Provisions, if any, for such series, (D) that such Special Dividend Period shall not commence if (1) on such Auction Date Sufficient Clearing Bids for such series shall not exist (in which case the succeeding Rate Period shall be a Minimum Dividend Period) or (2) a Failure to Deposit shall have occurred prior to the first day of such Special Dividend Period with respect to shares of such series, and (3) the scheduled Dividend Payment Dates for such series of APS during such Special Dividend Period; provided that, if such Special Dividend Period consists of more than 28 Rate Period Days, such notice will be accompanied by an APS Basic Maintenance Report showing, as of the third Business Day next preceding such proposed Special Dividend Period, (1) a Discounted Value of Moody's Eligible Assets, assuming, for the purposes of calculating such Discounted Value in connection with an APS Basic Maintenance Report required to be prepared pursuant to this Section 4(c)(i), a Moody's Exposure Period of "eight weeks or less but greater than seven weeks" (if Moody's is then rating such series) and (2) a Discounted Value of S&P Eligible Assets (if S&P is then rating such series), each at least equal to the APS Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Dividend Period); or

                (ii) a notice stating that the Fund has determined not to exercise its option to designate a Special Dividend Period for such series of APS and that the next succeeding Dividend Period of such series shall be a Minimum Dividend Period.

If the Fund fails to deliver either such notice with respect to any designation of any proposed Special Dividend Period to the Auction Agent by 11:00 a.m., Eastern time, on the second Business Day next preceding the first day of such proposed Special Dividend Period, the Fund shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Dividend Period to the effect set forth in clause (ii) of the preceding sentence.

         5. VOTING RIGHTS.

            (a) Except as otherwise provided in the Articles of Incorporation or as otherwise required by law, (i) each Holder of APS shall be entitled to one vote for each share of the APS held on each matter submitted to a vote of stockholders of the Fund, and (ii) the holders of outstanding preferred stock, including APS, and of Common Stock shall vote together as a single class; provided that, at a meeting of the stockholders of the Fund held for the election of the directors, the holders of outstanding preferred stock, including APS, represented in person or by proxy at said meeting, voting as a separate class, shall elect two directors of the Fund, each Preferred Share, including each of the APS, entitling the holder thereof to one vote. Subject to paragraph
(b) of this Section 5, the holders of outstanding Common Stock and preferred stock, including APS, voting as a single class, shall elect the balance of the directors.

            (b) During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of preferred stock, including any APS, would constitute a majority of the Board of Directors as so increased by such smallest number, and the holders of preferred stock, including APS, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital stock of the
Fund), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:

                (i) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any Outstanding APS equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

                (ii) if at any time holders of any other preferred stock are entitled under the 1940 Act to elect a majority of the directors of the Fund.

A Voting Period shall terminate when the Fund pays, or declares and sets apart for payment, in full, all dividends payable on all outstanding shares of preferred stock, including APS for all past Dividend Periods. Upon the termination of a Voting Period, the voting rights described in this paragraph
(b) of Section 5 shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph (b) of Section 5.

            (c) (i) As soon as practicable after the accrual of any right of the holders of preferred stock to elect additional directors as described in paragraph (b) of this Section 5, the Fund shall notify the Auction Agent thereof and the Auction Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Fund fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of preferred stock held during a Voting Period at which directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Fund), shall be entitled to elect the number of directors prescribed in paragraph (b) of this Section 5 on a one-vote-per-share basis.

                (ii) For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by these Articles Supplementary, by the other provisions of the Articles of Incorporation, by statute or otherwise, no Holder shall be entitled to vote and no APS shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the Redemption Price for the redemption of such shares has been deposited in trust with the Auction Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in Section 3 of this Part I. None of the APS held by the Fund or any affiliate of the Fund shall have any voting rights or be deemed to be outstanding for voting or other purposes.

                (iii) The terms of office of all persons who are directors of the Fund at the time of a special meeting of Holders and holders of other preferred stock to elect directors shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of directors that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent directors elected by the Holders and such other holders of preferred stock and the remaining incumbent directors elected by the holders of the Common Stock, shall constitute the duly elected directors of the Fund.

                (iv) Simultaneously with the termination of a Voting Period, the terms of office of the additional directors elected by the Holders and holders of other preferred stock pursuant to paragraph (b) of this Section 5 shall terminate, the remaining directors shall constitute the directors of the Fund and the voting rights of the Holders and such other holders to elect additional directors pursuant to paragraph (b) of this Section 5 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 5.

            (d) (i) So long as any of the APS are Outstanding, the Fund shall not, without the affirmative vote of the Holders of a majority of the Outstanding APS, determined with reference to a "majority of outstanding voting securities" as that term is defined in Section 2(a)(42) of the 1940 Act (voting separately as one class): (A) authorize, create or issue any class or series of stock ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund or increase the authorized amount of any series of APS (except that, notwithstanding the foregoing, but subject to the provisions of Section 13 of this Part I, the Board of Directors, without the vote or consent of the Holders of APS, may from time to time authorize and create, and the Fund may from time to time issue, classes or series of preferred stock, including APS, ranking on a parity with the APS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, subject to continuing compliance by the Fund with 1940 Act APS Asset Coverage and APS Basic Maintenance Amount requirements; provided that the Fund obtains written confirmation from Moody's (if Moody's is then rating the APS) and S&P (if S&P is then rating the APS) that the issuance of such additional class or series of Preferred Stock would not impair the rating then assigned by such rating agency to the APS); (B) amend, alter or repeal the provisions of the Articles of Incorporation, including these Articles Supplementary, whether by merger, consolidation or otherwise, so as to affect any preference, right or power of such APS or the Holders thereof; provided that
(i) none of the actions permitted by the exception to (A) above will be deemed to affect such preferences, rights or powers and (ii) the authorization, creation and issuance of classes or series of stock ranking junior to the APS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund will be deemed to affect such preferences, rights or powers only if Moody's or S&P is then rating the APS and such issuance would, at the time thereof, cause the Fund not to satisfy the 1940 Act APS Asset Coverage or the APS Basic Maintenance Amount; or (C) file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent.

                (ii) The Board of Directors, without the vote or consent of the Holders of APS, may from time to time amend, alter or repeal any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of the APS or the Holders thereof, provided the Fund receives written confirmation from Moody's (such confirmation being required to be obtained only in the event Moody's is rating the APS and in no event being required to be obtained in the case of the definitions of Deposit Securities, Discounted Value and Receivables for Municipal Obligations Sold as such terms apply to Dividend Coverage Amount, Dividend Coverage Assets, Minimum Liquidity Level, S&P Discount Factor, S&P Eligible Asset and S&P Exposure Period and in the case of the definition of Valuation Date as such term applies to the definitions of Dividend Coverage Amount, Dividend Coverage Assets and Minimum Liquidity Level) and S&P (such confirmation being required to be obtained only in the event S&P is rating the APS and in no event being required to be obtained in the case of the definitions of Discounted Value and Receivables for Municipal Obligations Sold as such terms apply to Moody's Discount Factor, Moody's Eligible Asset and Moody's Exposure Period) that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's or S&P, as the case may be, to the APS:

                          APS Basic Maintenance Amount
                          APS Basic Maintenance Cure Date
                          APS Basic Maintenance Report
                          Deposit Securities
                          Discounted Value
                          Dividend Coverage Amount
                          Dividend Coverage Assets Market Value
                          Maximum Potential Additional Dividends Liability Minimum Liquidity Level
                          Moody's Discount Factor
                          Moody's Eligible Asset
                          Moody's Exposure Period
                          1940 Act Cure Date
                          1940 Act APS Asset Coverage
                          Quarterly Valuation Date

                          Receivables for Municipal Obligations Sold
                          S&P Discount Factor
                          S&P Eligible Asset
                          S&P Exposure Period
                          Valuation Date

            (e) Unless otherwise required by law, the Holders of the APS shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of the APS shall have no preemptive rights or rights to cumulative voting. In the event that the Fund fails to pay any dividends on the APS, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this Section 5.

            (f) Unless a higher percentage is provided for in the Articles of Incorporation, the affirmative vote of the Holders of a majority of the Outstanding APS, voting as a separate class, shall be required to approve any plan of reorganization (as such term is defined under the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Fund under Section 13(a) of the 1940 Act. In the event a vote of Holders of APS is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Fund shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the APS) and S&P (if S&P is then rating the APS) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. In addition, the Fund shall notify Moody's (if Moody's is then rating the APS) and S&P (if S&P is then rating the APS) of the results of any vote described in the preceding sentence.

            (g) RIGHT TO VOTE WITH RESPECT TO CERTAIN OTHER MATTERS. The affirmative vote of the holders of a majority (unless a higher percentage vote is required under the Articles of Incorporation or under these Articles Supplementary) of the Outstanding shares of each series of APS, each voting as a separate class, is required with respect to any matter that materially affects the series in a manner different from that of other series or classes of the Fund's stock, including without limitation any proposal to do the following: (1) increase or decrease the aggregate number of authorized shares of the series;
(2) effect an exchange, reclassification or cancellation of all or part of the shares of the series; (3) effect an exchange, or create a right of exchange, of all or any part of the shares of the series; (4) change the rights or preferences of the shares of the series; (5) change the shares of the series, whether with or without par value, into the same or a different number of shares, either with or without par value, of the same or another class or series; (6) create a new class or series of shares having rights and preferences prior and superior to the shares of the series, or increase the rights and preferences or the number of authorized shares of a series having rights and preferences prior or superior to the shares of the series; or (7) cancel or otherwise affect distributions on the shares of the series that have accrued but have not been declared. To the extent that the interests of a series of APS affected by a matter are substantially identical to the interests of another series of APS affected by such matter (E.G., a vote of stockholders required under Section 13(a) of the 1940 Act), both such series shall vote together collectively as one class. The vote of holders of APS described above will in each case be in addition to a separate vote of the requisite percentage of Common Stock and APS necessary to authorize the action in question.

         6. LIQUIDATION RIGHTS.

            (a) Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of the APS then Outstanding shall be entitled to receive and to be paid out of the assets of the Fund available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock of the Fund ranking junior to the APS upon dissolution, liquidation or winding up, an amount equal to the liquidation preference with respect to such shares. The liquidation preference for the APS shall be $50,000 per share, plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to the date of final distribution in same-day funds, together with any payments required to be made pursuant to Section 12 of this Part I in connection with the liquidation of the Fund.

            (b) Neither the sale of all or substantially all the property or business of the Fund, nor the merger or consolidation of the Fund into or with any other corporation nor the merger or consolidation of any other corporation into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 6.

            (c) After the payment to the Holders of the APS of the full preferential amounts provided for in this Section 6, the Holders of the APS as such shall have no right or claim to any of the remaining assets of the Fund.

            (d) In the event the assets of the Fund available for distribution to the Holders of the APS upon any dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph
(a) of this Section 6, no such distribution shall be made on account of any shares of any other class or series of preferred stock ranking on a parity with the APS with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the APS, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

            (e) Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the APS with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the APS as provided in paragraph (a) of this Section 6, but not prior thereto, any other series or class or classes of shares ranking junior to the APS with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the APS shall not be entitled to share therein.

         7. AUCTION AGENT. For so long as any of the APS is Outstanding, the Auction Agent, duly appointed by the Fund to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Fund and its affiliates (which, however, may engage or have engaged in business transactions with the Fund or its affiliates) and at no time shall the Fund or any of its affiliates act as the Auction Agent in connection with the Auction Procedures. It the Auction Agent resigns or for any reason its appointment is terminated during any period that any of the APS is outstanding, the Board of Directors shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.

         8. 1940 ACT APS ASSET COVERAGE. The Fund shall maintain, as of the last Business Day of each month in which any of the APS is Outstanding, the 1940 Act APS Asset Coverage.

         9. APS BASIC MAINTENANCE AMOUNT.

            (a) So long as any APS are outstanding, the Fund shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount (if S&P is then rating the APS) and (ii) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount (if Moody's is then rating the APS). In managing the Fund's portfolio, the Adviser will not alter the composition of the Fund's portfolio if, in the reasonable belief of the Adviser, the effect of any such alteration would be to cause the Fund to have Eligible Assets with an aggregate Discounted Value, as of the immediately preceding Valuation Date, less than the APS Basic Maintenance Amount as of such Valuation Date; PROVIDED, HOWEVER, that in the event that, as of the immediately preceding Valuation Date, the aggregate Discounted Value of the Fund's Eligible Assets exceeded the APS Basic Maintenance Amount by five percent or less, the Adviser will not alter the composition of the Fund's portfolio in a manner reasonably expected to reduce the aggregate Discounted Value of the Fund's Eligible Assets unless the Fund shall have confirmed that, after giving effect to such alteration, the aggregate Discounted Value of the Fund's Eligible Assets would exceed the APS Basic Maintenance Amount.

            (b) On or before 5:00 p.m., Eastern time, on the third Business Day after a Valuation Date on which the Fund fails to maintain a Discounted Value of Moody's Eligible Assets or S&P Eligible Assets in an amount greater than or equal to the APS Basic Maintenance Amount, and on the third Business Day after the APS Basic Maintenance Cure Date with respect to such Valuation Date, the Fund shall complete and deliver to S&P (if S&P is then rating the APS), Moody's (if Moody's is then rating the APS) and the Auction Agent (if either S&P or Moody's is then rating the APS) an APS Basic Maintenance Report as of the date of such failure or such APS Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Fund mails to the Auction Agent for delivery on the next Business Day the full APS Basic Maintenance Report. The Fund will also deliver an APS Basic Maintenance Report: (i) to S&P (if S&P is then rating the
APS) for each Valuation Date for which S&P may request such report in writing or that is (A) the fifteenth day of a month (or if in any month such day is not a Business Day, the next succeeding Business Day) or the last Business Day of a month or (B) a Quarterly Valuation Date, in each case on the third Business Day after such day, or at such less frequent intervals as may be required by S&P; and (ii) to Moody's (if Moody's is then rating the APS) and S&P (if S&P is then rating the APS) (A) on any Valuation Date on which the Discounted Value of Moody's Eligible Assets or S&P Eligible Assets, as the case may be, is greater than the APS Basic Maintenance Amount by 5% or less or (B) on any date which the Fund redeems Common Stock. A failure by the Fund to deliver an APS Basic Maintenance Report required under this paragraph (b) of this Section 9 shall be deemed to be delivery of an APS Basic Maintenance Report indicating the Discounted

Value for all assets of the Fund is less than the APS Basic Maintenance Amount, as of the relevant Valuation Date.

            (c) Within ten Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with paragraph (b) of this Section 9 relating to a Quarterly Valuation Date, the Fund shall cause the Independent Accountant to confirm in writing to S&P (if S&P is then rating the APS) and Moody's (if Moody's is then rating the APS) (i) the mathematical accuracy of the calculations reflected in such Report (and in any other APS Basic Maintenance Report, randomly selected by the Independent Accountant, that was prepared by the Fund during the quarter ending on such Quarterly Valuation Date) and (ii) that, in such Report (and in such randomly selected Report), the Fund determined in accordance with these Articles Supplementary whether the Fund had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report), S&P Eligible Assets (if S&P is then rating the APS) of an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount and Moody's Eligible Assets (if Moody's is then rating the APS) of an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount (such confirmation being herein called the "Accountant's Confirmation"). There shall be appended to each Accountant's Confirmation that is delivered to S&P and Moody's pursuant to this paragraph a copy of the APS Basic Maintenance Report to which such Accountant's Confirmation relates.

            (d) Within ten Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with paragraph (b) of this Section 9 relating to any Valuation Date on which the Fund failed to maintain a Discounted Value of Moody's Eligible Assets or S&P Eligible Assets in an amount greater than or equal to the APS Basic Maintenance Amount, and relating to the APS Basic Maintenance Cure Date with respect to such failure to exceed or equal the APS Basic Maintenance Amount, the Fund shall cause the Independent Accountant to provide to S&P (if S&P is then rating the APS), Moody's (if Moody's is then rating the APS) and the Auction Agent (if either S&P or Moody's is then rating the APS) an Accountant's Confirmation as to such APS Basic Maintenance Report.

            (e) If any Accountant's Confirmation delivered pursuant to paragraph
(c) or (d) of this Section 9 shows that an error was made in the APS Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets (if S&P is then rating the APS) or Moody's Eligible Assets (if Moody's is then rating the APS), as the case may be, of the Fund was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Fund, and the Fund shall accordingly amend and deliver the APS Basic Maintenance Report to S&P (if S&P is then rating the APS), Moody's (if Moody's is then rating the APS) and the Auction Agent (if either S&P or Moody's is then rating the APS) promptly following receipt by the Fund of such Accountant's Confirmation.

            (f) On or before 5:00 p.m., Eastern time, on the first Business Day after the Date of Original Issue of the APS, the Fund shall complete and deliver to S&P (if S&P is then rating the APS) and to Moody's (if Moody's is then rating the APS), an APS Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Fund shall cause the Independent Accountant to confirm in writing to S&P (if S&P is then rating the APS) and to Moody's (if Moody's is then rating the APS) (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the Discounted Value of S&P Eligible Assets or Moody's Eligible Assets, as the case may be, reflected thereon equals or exceeds the APS Basic Maintenance Amount reflected thereon.

         10. MINIMUM LIQUIDITY LEVEL. So long as S&P is rating the APS, the Fund shall have, as of each Valuation Date and with respect to each series of APS, Dividend Coverage Assets, with respect to each then Outstanding share of each series of APS, having a value not less than the Dividend Coverage Amount with respect to such share (the "Minimum Liquidity Level"). If, as of each Valuation Date, the Fund does not have the required Dividend Coverage Assets, the Fund shall, as soon as practicable, adjust its portfolio in order to meet the Minimum Liquidity Level, but only so long as S&P is rating the APS. So long as S&P is rating the APS, the Fund shall notify S&P on any Valuation Date on which the Fund does not have the required Dividend Coverage Assets and does not adjust its portfolio as described in the immediately preceding sentence.

         11. RESTRICTIONS ON CERTAIN DISTRIBUTIONS. For so long as any of the APS is outstanding, and except as set forth in Sections 2(e) and 6(d) of this
Part I, (a) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other shares, if any, ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) with respect to the Common Stock or any other stock of the Fund ranking junior to or on a parity with the APS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Stock or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Fund ranking junior to or on a parity with APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each series of APS through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Fund has redeemed the full number of shares of each series of APS required to be redeemed by any provision for mandatory redemption pertaining thereto, and (b) if either Moody's or S&P is rating the APS, the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, options, warrants or rights to subscribe for or purchase, Common Stock or other shares, if any, ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) with respect to Common Stock or any other shares of the Fund ranking junior to the APS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Common Stock or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets and S&P Eligible Assets would each at least equal the APS Basic Maintenance Amount.

         12. ADDITIONAL DIVIDENDS. If the Fund retroactively allocates any net capital gains or other income taxable for federal income tax purposes to the APS by reason of the fact that such allocation is made as a result of (i) the realization of net capital gains or other income taxable for federal income tax purposes, (ii) the redemption of all or a portion of the Outstanding APS or
(iii) the liquidation of the Fund (such allocation being referred to herein as a "Retroactive Taxable Allocation"), the Fund will simultaneously, if practicable, with such allocation but in no event later than 270 days after the end of the Fund's taxable year in which a Retroactive Taxable Allocation is made, provide notice thereof to the Auction Agent and to each Holder of such shares during such taxable year at such Holder's address as the same appears or last appeared on the share books of the Fund. Such Holders of such shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends in an amount equal to the aggregate Additional Dividends with respect to all Retroactive Taxable Allocations made to such Holders for the taxable year in question, such dividends to be payable by the Fund to the Auction Agent, for distribution to such Holders, within 30 days after the notice described above is given to the Auction Agent.

         13. CERTAIN OTHER RESTRICTIONS.

            (a) For so long as any of the APS is Outstanding and Moody's is then rating such shares, the Fund will not, unless it has received written confirmation from Moody's that any such action would not impair the ratings then assigned by Moody's to the APS, engage in any one or more of the following transactions:

                (i) except as necessary to effect Closing Transactions, engage in transactions in options on securities, futures contracts or options on futures contracts, except that in connection with Moody's Hedging Transactions:
(A) the Fund may buy call or put options on securities; (B) the Fund may write covered call options on securities; (C) the Fund may write put options on securities; (D) the Fund may enter into positions in futures contracts based on the Municipal Index provided that the Fund shall not engage in any such transaction which would cause the Fund at the time of such transaction to own or have sold (1) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the rolling average number of daily traded futures contracts based on the Municipal Index in the 30 calendar days prior to the time of effecting such transaction as reported by THE WALL STREET JOURNAL or (2) outstanding futures contracts based on the Municipal Index and options on such futures contracts having an aggregate fair market value (taking into account the fair market value of futures contracts based on Treasury Bonds) exceeding the fair market value of Moody's Eligible Assets owned by the Fund; (E) the Fund may enter into futures contracts on Treasury Bonds provided that the Fund shall not engage in any such transaction which would cause the Fund at the time of such transaction to own or have sold (1) outstanding futures contracts based on Treasury Bonds and options on such futures contracts having an aggregate fair market value (taking into account the fair market value of futures contracts based on the Municipal Index) exceeding 40% of the aggregate fair market value of Moody's Eligible Assets owned by the Fund and rated A by Moody's (or, if not rated by Moody's but rated by S&P, rated AAA by S&P) or (2) outstanding futures contracts based on Treasury Bonds and options on such futures contracts having an aggregate fair market value (taking into account the fair market value of futures contracts based on the Municipal Index) exceeding 80% of the aggregate fair market value of Moody's Eligible Assets owned by the Fund and rated Baa or A by Moody's (or, if not rated by Moody's but rated by

SAP, rated A or AA by S&P); for purposes of the foregoing clauses (D) and
(E), the Fund shall be deemed to own the number of futures contracts that underlie any outstanding option written by the Fund; and (F) the Fund may buy call or put options on futures contracts on the Municipal Index or Treasury Bonds, may write put options on such futures contracts (provided, that if the contract would require delivery of a security, that security must be held by the Fund) and may write call options on such futures if it owns the futures contract subject to the option. For so long as the APS are rated by Moody's, the Fund will engage in Closing Transactions to close out any outstanding futures contract based on the Municipal Index if the open interest with respect to such futures contracts based on the Municipal Index as reported by THE WALL STREET JOURNAL is less than 5,000. For so long as the APS are rated by Moody's, the Fund will engage in a Closing Transaction to close out any outstanding futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a futures contract by no later than the first Business Day of the month in which such option expires. For so long as the APS are rated by Moody's, the Fund will engage in transactions with respect to futures contracts or options thereon having only the next settlement date or the settlement date immediately thereafter. For purposes of valuation of Moody's Eligible Assets: (A) if the Fund writes a call option, the underlying asset will be valued as follows: (1) if the option is exchange-traded and may be offset readily or if the option expires before the earliest possible redemption of the APS, at the lower of the Discounted Value of the underlying security of the option and the exercise price of the option or (2) otherwise, it has no value; (B) if the Fund writes a put option, the underlying asset will be valued as follows: the lesser of (1) exercise price and (2) the Discounted Value of the underlying security; (C) if the Fund is a seller under a futures contract, the underlying security will be valued at the lower of (1) settlement price and (2) the Discounted Value of the underlying security; provided that, if a contract matures within the Moody's Exposure Period, the security may be valued at the settlement price; (D) if the Fund is the buyer under a futures contract, the underlying security will be valued at the lower of (1) the settlement price and (2) the Discounted
Value of the underlying security; provided that, if the contract matures within the Moody's Exposure Period, the security may be valued at its Discounted Value; and (E) call or put option contracts which the Fund buys have no value. For so long as APS are rated by Moody's: (A) the Fund will not engage in options and futures transactions for leveraging or speculative purposes; (B) the Fund will not write any anticipatory call options or sell any anticipatory contracts pursuant to which the Fund hedges the anticipated purchase of an asset prior to completion of such purchase; (C) the Fund will not enter into an option or futures transaction unless, after giving effect thereto, the Fund would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount; (D) for purposes of the APS Basic Maintenance Amount (1) assets in margin accounts are not Moody's Eligible Assets, (2) 10% of the settlement price of assets sold under a futures contract, the settlement price of assets purchased under a futures contract and the settlement price of an underlying futures contract if the Fund writes put options on futures contracts will constitute liabilities of the Fund, and (3) if the Fund writes call options on futures contracts and does not own the underlying futures contract, 10% of the Market Value of the underlying futures contract will constitute a liability of the Fund; (E) the Fund shall enter into only exchange-traded futures and shall write only exchange-traded options on exchanges approved by Moody's; (F) where delivery may be made to the Fund with any of a class of securities, the Fund shall assume for purposes of the APS Basic Maintenance Amount that it takes delivery of that security which yields it the least value; (G) the Fund will not engage in forward contracts;
(H) the Fund will enter into futures contracts as seller only if it owns the underlying security; and (I) there shall be a quarterly audit made of the Fund's futures and options transactions by the Fund's Independent Accountant to confirm that the Fund is in compliance with these standards; or

                (ii) incur any indebtedness, without prior written approval of Moody's that such indebtedness would not adversely affect the then current rating by Moody's of the APS except that the Fund may, without obtaining the written confirmation described above, incur indebtedness for the purpose of clearing securities transactions if the Discounted Value of Moody's Eligible Assets would equal or exceed the APS Basic Maintenance Amount after giving effect to such indebtedness; provided, however, that any such indebtedness shall be repaid within 60 days and will not be extended or renewed; or

                (iii) issue any class or series of shares ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Fund, or reissue any APS previously purchased or redeemed by the Fund; or

                (iv) engage in short sale transactions; or

            (b) For so long as any of the APS is Outstanding and S&P is rating such shares, the Fund will not, unless the Fund has received written confirmation from S&P that any such action would not impair the rating then assigned by such rating agency to the APS, engage in any one or more of the following transactions:

                (i) engage in any reverse repurchase agreement transactions; or

                (ii) lend portfolio securities; or

                (iii) borrow money, except that the Fund may, without obtaining the written confirmation described above, borrow money for the purposes of clearing securities transactions if the Discounted Value of the S&P Eligible Assets would equal or exceed the APS Basic Maintenance Amount after giving effect to such borrowing; or

                (iv) issue any class or series of shares ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Fund, or reissue any APS previously purchased or redeemed by the Fund, or merge or consolidate with any corporation; or

                (v) engage in repurchase agreement transactions in which the term of such repurchase obligation is longer than 90 days, in which the underlying security is a security other than United States Treasury securities (not inclusive of zero-coupon securities), demand deposits, certificates of deposits or bankers' acceptances in which the counter-party or its affiliates have securities rated A-1+ by S&P with respect to such underlying security; or

                (vi) engage in short sale transactions; or

                (vii) enter into interest rate caps, collars or floors, purchase or sell futures contracts or options thereon or write uncovered put or uncovered call options on portfolio securities except that (A) the Fund may engage in any S&P Hedging Transactions based on the Municipal Index, provided that the Fund shall not engage in any S&P Hedging Transaction based on the Municipal Index (other than Closing Transactions) which would cause the Fund at the time of such transaction to own or have sold the least of (1) more than 1,000 outstanding futures contracts based on the Municipal Index, (2) outstanding futures contracts based on the Municipal Index and on Treasury Bonds exceeding in number 25% of the quotient of the fair market value of the Fund's total assets divided by 100,000 or (3) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the month prior to the time of effecting such transaction as reported by THE WALL STREET JOURNAL and (B) the Fund may engage in S&P Hedging Transactions based on Treasury Bonds, provided that the Fund shall not engage in any S&P Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Fund at the time of such transaction to own or have sold the lesser of (1) outstanding futures contracts based on Treasury Bonds and on the Municipal Index exceeding in number 25% of the quotient of the fair market value of the Fund's total assets divided by 100,000 or (2) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the month prior to the time of effecting such transaction as reported by THE WALL STREET JOURNAL. For so long as the APS are rated by S&P, the Fund will engage in Closing Transactions to close out any outstanding futures contracts which the Fund owns or has sold or any outstanding option thereon owned by the Fund in the event (A) the Fund does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount on two consecutive Valuation Dates and (B) the Fund is required to pay Variation Margin on the second such Valuation Date. For so long as the APS are rated by S&P, the Fund will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Fund holds securities deliverable under such terms. For purposes of determining S&P Eligible Assets to determine compliance with the APS Basic Maintenance Amount, no amounts on deposit with the Fund's custodian or broker representing Initial Margin or Variation Margin shall constitute S&P Eligible Assets. For so long as the APS are rated by S&P, when the Fund writes a futures contract or option thereon, it will maintain an amount of cash, cash equivalents or short-term, money market securities in a segregated account with the Fund's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of the Fund's broker equals the fair market value of the futures contract, except that in the event the Fund writes a futures contract or option thereon which requires delivery of an underlying security, the Fund shall hold such underlying security.

         14. NOTICE. All notices or communications, unless otherwise specified in the By-Laws of the Fund or these Articles Supplementary, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

         15. DEFINITIONS. As used in Parts I and II hereof, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

"'AA' Composite Commercial Paper Rate," on any date for any Rate Period, shall mean (i) (A) in the case of any Minimum Dividend Period or any Rate Period of between 7 and 35 Rate Period Days, the interest equivalent of the 30-day rate; PROVIDED, HOWEVER, in the case of any Minimum Dividend Period of 7 days or any Rate Period with 7 Rate Period Days, and if the "AA" Composite Commercial Paper Rate is being used to determine the Applicable Rate when all of the Outstanding APS of a series are subject to Submitted Hold Orders, then the interest equivalent of the 7-day rate, and (B) in the case of any Rate Period with more than 35 Rate Period Days, the interest equivalent of the 180-day rate, on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or the equivalent of such rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Fund to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Fund does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

"Accountant's Confirmation" shall have the meaning set forth in paragraph (c) of
     Section 9 of this Part I.

"Additional Dividends" means payment to a Holder of APS of an amount which, when taken together with the aggregate amount of Retroactive Taxable Allocations made to such Holder with respect to the taxable year in question, would cause such Holder's dividends in dollars (after federal income tax consequences) from the aggregate of both the Retroactive Taxable Allocations and the Additional Dividends to be equal to the dollar amount of the dividends which would have been received by such Holder if the amount of the aggregate Retroactive Taxable Allocations would have been excludable from the gross income of such Holder. Such Additional Dividends shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Holder of APS is subject to the federal alternative minimum tax with respect to dividends received from the Fund; and (iii) assuming that each Retroactive Taxable Allocation would be taxable in the hands of each Holder of APS at the maximum marginal regular federal individual income tax rate applicable to ordinary income or net capital gain, as applicable, or the maximum marginal regular federal corporate income tax rate, whichever is greater, in effect during the taxable year in question.

"Adviser" means the investment adviser of the Fund, currently UBS Global Asset
     Management (US) Inc.

"Anticipation Notes" means the following Municipal Obligations: bond anticipation notes that are rated by S&P, tax anticipation notes, revenue anticipation notes and tax and revenue anticipation notes.

"Applicable Rate" shall have the meaning specified in subparagraph (c)(i) of
     Section 2 of this Part I.

"APS" shall mean Auction Preferred Shares, par value $.001 per share, liquidation preference $50,000 per share, of the Fund.

"APS Basic Maintenance Amount," as of any Valuation Date, shall mean the dollar amount equal to the sum of (i)(A) the product of the number of APS outstanding on such date multiplied by $50,000; (B) the aggregate amount of dividends for each of the APS outstanding that will have accumulated at the Applicable Rate (whether or not earned or declared) to and including the respective first scheduled Auction Dates for each series of APS that follow such Valuation Date (or to the 47th day after such Valuation Date, if such 47th day is earlier than such first following scheduled Auction Date); (C) the amount equal to the Projected Dividend Amount (based on the number of APS outstanding on such date); (D) the amount of anticipated expenses of the Fund for the 90 days subsequent to such Valuation Date; (E) the amount of the Fund's Maximum Potential Additional Dividend Liability as of such Valuation Date; (F) the amount of any premium payable pursuant to a Premium Call Period; and (G) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(F) (including, without limitation, any amounts described in Section 13 of this Part I as required to be treated as liabilities in connection with the Fund's transactions in futures and options and including any payables for Municipal Obligations purchased as of such Valuation Date) less (ii) either
     (A) the face value of any of the Fund's assets irrevocably deposited by the Fund for the payment of any of (i)(A) through (i)(G) if such assets mature prior to or on the date of payment of the liability for which such assets are deposited and are either securities issued or guaranteed by the United States Government or have a rating assigned by Moody's of P1, VMIG-1 or MIG-1 (or, with respect to S&P, SP-1+ or A-1+) or (B) the Discounted Value of such assets.

     For purposes of the APS Basic Maintenance Amount in connection with S&P's rating of the APS, (i) the Fund will include as a liability an amount calculated semi-annually equal to 150% of the estimated cost of obtaining Permanent Insurance with respect to S&P Eligible Assets that (A) are covered by Portfolio Insurance policies which provide the Fund with the option to obtain such Permanent Insurance and (B) are discounted by an S&P Discount Factor determined by reference to the insurance claims-paying ability rating of the issuer of such Portfolio Insurance policy, and (ii) with respect to any transactions by the Fund in futures contracts, the Fund shall include as liabilities (A) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Fund plus (B) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Fund.

     For purposes of the APS Basic Maintenance Amount in connection with Moody's rating of the APS, (i) the Fund shall include as a liability an amount calculated semi-annually equal to 150% of the estimated cost of obtaining Permanent Insurance with respect to Moody's Eligible Assets that (A) are covered by Portfolio Insurance policies which provide the Fund with the option to obtain such Permanent Insurance and (B) are discounted by a Moody's Discount Factor determined by reference to the insurance financial strength rating of the issuer of such Portfolio Insurance policy, and (ii) with respect to any transactions by the Fund in securities options, the Fund shall include as liabilities (A) 10% of the exercise price of a call option written by the Fund and (B) the exercise price of any written put option.

"APS Basic Maintenance Cure Date," with respect to the failure by the Fund to satisfy the APS Basic Maintenance Amount (as required by paragraph (a) of Section 9 of this Part I) as of a given Valuation Date, shall mean the third Business Day following such Valuation Date.

"APS Basic Maintenance Report" shall mean a report signed by the President, Treasurer or any Senior Vice. President or Vice President of the Fund which sets forth, as of the related Valuation Date, the assets of the Fund, the Market Value and the Discounted Value thereof (seriatim and in the aggregate), and the calculation of the APS Basic Maintenance Amount.

"Articles of Incorporation" means the Articles of Incorporation, as amended, of the Fund, including the Articles Supplementary establishing and fixing the rights and preferences of the APS, on file with the Department of Assessments and Taxation of the State of Maryland.

"Articles Supplementary" means these Articles Supplementary filed with the Department of Assessments and Taxation of the State of Maryland and adopted by the Board of Directors, establishing the rights, preferences, redemption provisions and other terms of the APS Series E and APS Series F.

"Auction" shall mean each periodic implementation of the Auction Procedures.

"Auction Agency Agreement" shall mean the agreement between the Fund and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Rate for APS Series E and APS Series F so long as the Applicable Rate for such series is to be based on the results of an Auction.

"Auction Agent" shall mean the entity appointed as such by a resolution of the Board of Directors in accordance with Section 7 of this Part I.

"Auction Date," with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period; initially ______, __________ 2004 for APS Series E and ______, __________ 2004 for APS Series
     F, and thereafter each _______ for APS Series E and each _________ for APS Series F, and each subject to change as set forth herein.

"Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II hereof.

"Board of Directors" shall mean the Board of Directors of the Fund or any duly authorized committee thereof.

"Broker-Dealer" shall have the meaning specified in Section 1 of Part II hereof.

"Business Day" shall mean a day on which the New York Stock Exchange is open for trading and, which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York, are authorized by law to close.

"Closing Transaction" shall mean the termination of a futures contract or option position by taking an equal position opposite thereto in the same delivery month as such initial position being terminated.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Commercial Paper Dealers" shall mean Goldman Sachs Money Markets, L.P., Lehman
     Commercial Paper Incorporated, Merrill Lynch, Pierce Fenner & Smith Incorporated and Smith Barney or, in lieu of any thereof, their respective affiliates or successors, if such entity is a commercial paper dealer.

"Common Stock" shall mean the common stock, par value $.001 per share, of the Fund.

"Cure Date" shall mean the APS Basic Maintenance Cure Date or the 1940 Act Cure
     Date, as the case may be.

"Date of Original Issue," with respect to any series of APS, shall mean the date on which the Fund initially issued shares of such series of APS.

"Deposit Securities" shall mean cash and Municipal Obligations rated at least
     A-1+ or SP-1+ by S&P, except that, for purposes of Section 3(a)(iii) of this Part I, such Municipal Obligations shall be considered "Deposit Securities" only if they are also rated P-1, MIG-1 or VMIG-1 by Moody's.

"Discounted Value" of any asset of the Fund shall mean the market value thereof, as determined by the Fund in accordance with the pricing services to be provided by the Pricing Service or such other pricing service designated by the Board of Directors from time to time, discounted by the applicable Moody's Discount Factor or S&P Discount Factor, as the case may be, in connection with the Fund's receipt of a rating on the APS from Moody's of at least "Aaa" and from S&P of at least AAA, provided that, with respect to a Moody's Eligible Asset, Discounted Value shall mean the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor, PROVIDED, that with respect to a Moody's Eligible Asset, Discounted Value shall not exceed the par value of such asset at any time.

"Dividend Coverage Amount," as of any Valuation Date, shall mean, with respect to each series of the APS, (i) the aggregate amount of dividends that will accumulate on each share of APS to (but not including) the first Dividend Payment Date for each share of APS Outstanding that follows such Valuation Date plus any liabilities that will become payable prior to or on such payment date, less (ii) the combined value of Deposit Securities irrevocably deposited for the payment of dividends on the APS and Receivables for Municipal Obligations Sold which become due prior to the Dividend Payment Date and interest with respect to Municipal Obligations which is payable to the Fund prior to the Dividend Payment Date.

"Dividend Coverage Assets," as of any Valuation Date and with respect to shares of each series of APS, shall mean Deposit Securities with maturity or tender dates not later than the day preceding the first Dividend Payment Date for such series that follows such Valuation Date.

"Dividend Payment Date," with respect to any series of APS, shall mean any date on which dividends on shares of such series of APS are payable pursuant to the provisions of paragraph (b) of Section 2 of this Part I.

"Dividend Period," with respect to any series of APS, shall mean the period from and including the Date of Original Issue of such series to but excluding the initial Dividend Payment Date for such series and any period thereafter from and including one Dividend Payment Date for such series to but excluding the next succeeding Dividend Payment Date for such series.

"Eligible Assets" means Moody's Eligible Assets or S&P Eligible Assets, as the case may be.

"Failure to Deposit," with respect to any series of APS, shall mean a failure by the Fund to pay to the Auction Agent, not later than 12:00 noon, Eastern time, (i) on the Business Day next preceding any Dividend Payment Date for such series, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (ii) on the Business Day next preceding any redemption date in funds available on such redemption date for such series in The City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such series after Notice of Redemption is given pursuant to paragraph (b) of Section 3 of this Part I.

"Fund" shall mean Insured Municipal Income Fund Inc., a Maryland corporation, which is the issuer of the APS.

"Holder" or "holder," with respect to any series of APS, shall mean the registered holder of shares of such series of APS as the same appears on the share books of the Fund.

"Independent Accountant" shall mean a nationally recognized accountant, or firm of accountants, that is with respect to the Fund an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended from time to time.

"Initial Dividend Period," with respect to any series of APS, shall mean the period from and including the Date of Original Issue of such series to but excluding the first Dividend Payment Date which occurs in a month which contains the first scheduled Auction Date with respect to shares of such series of APS.

"Initial Dividend Rate," with respect to any series of APS, shall mean the rate per annum applicable to the Initial Dividend Period for such series of APS.

"Initial Margin" shall mean the amount of cash or securities deposited with a custodian for the benefit of a futures commission merchant as a good-faith deposit at the time of the initiation of a purchase or sale position with respect to a futures contract or a sale position with respect to an option position thereon.

"Interest Equivalent" shall mean a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

"Mandatory Redemption Price" means $50,000 per share of APS plus an amount equal to accumulated but unpaid dividends thereon to the date fixed for redemption (whether or not earned or declared).

"Market Value" of any asset of the Fund shall mean the market value thereof determined by the Pricing Service designated from time to time by the Board of Directors. Market Value of any asset shall include any interest accrued thereon. The Pricing Service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the Pricing Service using methods which include consideration of yields or prices of Municipal obligations of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event that a security is not valued by the Pricing Service, such security shall be valued at the lower of two dealer bids obtained by the Fund from dealers that are members of the National Association of Securities Dealers and make a market in the security, at least one of which bids shall be in writing.

"Master Purchaser's Letter" shall have the meaning specified in Section 1 of
     Part II hereof.

"Maximum Potential Additional Dividends Liability," as of any Valuation Date, shall mean the aggregate amount of Additional Dividends that would be due if the Fund were to make Retroactive Taxable Allocations, with respect to any taxable year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Fund, as of the end of the calendar month immediately preceding such Valuation Date, and assuming such Additional Dividends are fully taxable.

"Minimum Dividend Period" shall mean, with respect to each series of APS, any Rate Period consisting of 28 Rate Period Days, subject to certain exceptions.

"Minimum Liquidity Level" shall have meaning set forth in Section 10 of this
     Part I.

"Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation, and its successors.

"Moody's Discount Factor" shall mean, for purposes of determining the Discounted
     Value of any Moody's Eligible Asset, the percentage determined by reference to (i)(A) in the event such asset is a Municipal Obligation that is not covered by insurance or is covered by an Original Issue Insurance policy or a Portfolio Insurance policy which does not provide the Fund with the option to obtain Permanent Insurance with respect to such Municipal Obligation, or which is not escrow backed, the Moody's or S&P rating on such Municipal Obligation, (B) in the event such asset is a Municipal Obligation that is covered by a Secondary Market Insurance policy, the Moody's insurance financial strength rating of the issuer of the policy or
     (C) in the event such asset is a Municipal Obligation is guaranteed or is covered by a Portfolio Insurance Policy which provides the Fund with the option to obtain Permanent Insurance with respect to such Municipal Obligation, at the Fund's option the Moody's or S&P rating on such Municipal Obligation or the Moody's insurance financial strength rating of the guarantor or issuer of the Portfolio Insurance policy, and (ii) the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Moody's Exposure Period, in accordance with the table set forth below:

                                                              MOODY'S DISCOUNT FACTORS
                                                                  RATING CATEGORY
                                   -------------------------------------------------------------------------------
     EXPOSURE PERIOD
                                   AAA        Aa        A        Baa       MIG-1(1)    MIG-1(2)     UNRATED (3)
                                   ---        --        -        ---       --------    --------     -----------
     7 weeks or less               151%       159%      160%     173%      135%        148%         225%
     8 weeks or less but greater   154        164       168      176       137         149          231
     than 7 weeks
     9 weeks or less but greater   158        169       170      177       138         150          240
     than 8 weeks

     (1) Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, VMIG-1 or P-1 by S&P and Fitch that have a maturity less than or equal to 49 days.

     (2) Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, VMIG-1 or P-1 by S&P and Fitch that have a maturity greater than 49 days.

     (3) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the municipal issuer's assets can be derived from other sources as well as combined with a number of sources as presented by the Fund to Moody's securities rated below Baa by Moody's and unrated securities, which are securities rated by neither Moody's , S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a municipal debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "Unrated" in the Municipal Debt Table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

     Notwithstanding the foregoing, (i) no Moody's Discount Factor will be applied to short-term Municipal Obligations so long as such Municipal obligations are rated at least MIG-1, VMIG-1, P-1 or Prime-1 by Moody's and mature or have a demand feature at par exercisable within the Moody's Exposure Period and the Moody's Discount Factor for such Municipal Obligations will be 125% as long as such Municipal Obligations are rated at least A-1-/AA or SP1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period, (ii) no Moody's Discount Factor will be applied to cash or to Receivables for Municipal Obligations Sold and (iii) if the Moody's Discount Factor used to discount a particular Municipal obligation is determined by reference to the insurance financial strength rating, of the insurer of such Municipal Obligation, such Moody's Discount Factor will be increased by an amount equal to 50% of the difference between (A) the percentage set forth in the above table under the applicable rating category, and (B) the percentage set forth in the above table under the rating category that is one rating category below the applicable rating category.

"Moody's Eligible Asset" shall mean cash, Receivables for Municipal Obligations
     Sold or a Municipal Obligation that (i) pays interest in cash, (ii) is publicly rated Baa or higher by Moody's or, if not rated by Moody's but rated by S&P, is rated at least BBB by S&P (provided that, for purposes of determining the Moody's Discount Factor applicable to any such S&P-rated Municipal obligation, such Municipal Obligation (excluding any short-term Municipal obligation) shall be deemed to have a Moody's rating which is one full rating category lower than its S&P rating), (iii) does not have its Moody's rating suspended by Moody's; and (iv) is part of an issue of Municipal Obligations of at least $10,000,000. Municipal obligations issued by any one issuer and rated BBB by S&P may comprise no more than 4% of total Moody's Eligible Assets; such BBB-rated Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Baa by Moody's or A by S&P, may comprise no more than 6% of total Moody's Eligible Assets; such BBB, Baa and A-rated Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated A by Moody's or AA by S&P, may comprise no more than 10% of total Moody's Eligible Assets; and such BBB, Baa, A and AA-rated Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Aa by Moody's or AAA by S&P, may comprise no more than 20V of total Moody's Eligible Assets. For purposes of the foregoing sentence, any Municipal Obligation backed by the guaranty, letter of credit or insurance issued by a third party shall be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such Municipal Obligation. Municipal Obligations issued by issuers located within a single state or territory and rated BBB by S&P may comprise no more than 12% of total Moody's Eligible Assets; such BBB-rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated Baa by Moody's or A by S&P may comprise no more than 20% of total Moody's Eligible Assets; such BBB, Baa and A-rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated A by Moody's or AA by S&P, may comprise no more than 40% of total Moody's Eligible Assets; and such BBB, Baa, A and AA-rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated Aa by Moody's or AAA by S&P, may comprise no more than 60% of total Moody's Eligible Assets. For purposes of applying the foregoing requirements, a Municipal Obligation shall be deemed to be rated BBB by S&P if rated BBB, BBB- or BBB+ by S&P. For purposes of Minimum Issue Size, Maximum Underlying Obligor and Maximum State or Territory. Concentration, Moody's Eligible Assets shall be calculated without including cash and Municipal Obligations rated MIG-1, VMIG-1 or Prime-1, or if not rated by Moody's, rated SP-1+ by S&P, which either mature or have a demand feature at par exercisable within the Moody's Exposure Period. Where the Fund sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Fund is required to pay upon repurchase of such asset will count as a liability for the purposes of the APS Basic Maintenance Amount. Where the Fund purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Fund thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such asset will constitute a Moody's Eligible Asset.

     Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(G) under the definition of APS Basic Maintenance Amount or it is subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, "Liens"), except for (a) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Fund will not affect the status of such asset as a Moody's Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Fund by the Adviser, the Fund's administrator or custodian, the transfer agent, registrar or dividend disbursing agent for the Common Stock or the Auction Agent and (d) Liens by virtue of any repurchase agreement.

"Moody's Exposure Period" shall mean the period commencing on a given Valuation
     Date and ending 47 days thereafter.

"Moody's Hedging Transactions" shall mean transactions in options on securities, futures contracts based on the Municipal Index or Treasury Bonds and options on such futures contracts.

"Municipal Index" shall mean The Bond Buyer's Municipal Bond Index.

"Municipal Obligations" shall mean debt obligations or similar securities issued by or on behalf of states, the District of Columbia, territories or possessions of the United States or their respective political subdivisions, agencies or instrumentalities, or by multistate agencies or authorities, the interest on which is, in the opinion of bond counsel, exempt from regular federal income tax.

"1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

"1940 Act APS Asset Coverage" shall mean asset coverage of at least 200% with respect to senior securities which are stock, including APS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock).

"1940 Act Cure Date," with respect to the failure by the Fund to maintain the 1940 Act APS Asset Coverage (as required by Section 8 of this Part I) as of the last Business Day of each month, shall mean the last Business Day of the following month.

"Non-Call Period" shall have the meaning set forth below in the definition of "Specific Redemption Provisions."

"Notice of Redemption" shall mean any notice with respect to the redemption of the APS pursuant to Section 3 of this Part I.

"Optional Redemption Price" shall mean (i) $50,000 per share of APS in the case of a Rate Period of less than one year, including any Special Dividend Period of less than 365 days, or (ii) with respect to a Special Dividend Period of 365 days or more the Optional Redemption Price set forth in the Specific Redemption Provisions in connection therewith; in each case plus an amount equal to accumulated but unpaid dividends thereon to the date of redemption (whether or not earned or declared).

"Original Issue Insurance" means a policy of insurance, purchased in connection with the original issuance of a Municipal Obligation, insuring the payment of principal and interest on such Municipal Obligation.

"Outstanding" shall mean, as of any Auction Date with respect to shares of any series of APS, the number of shares of such series theretofore issued by the Fund except, without duplication, (i) any shares of such series of APS theretofore cancelled or delivered to the Auction Agent for cancellation; or redeemed by the Fund, or as to which (A) a Notice of Redemption shall have been given by the Fund and (B) the Fund shall have deposited the Redemption Price with the Auction Agent, (ii) any shares of such series of APS as to which the Fund or any Affiliate thereof shall be an Existing Holder and (iii) any shares of such series of APS represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund.

"Permanent Insurance" means a permanent policy of insurance equivalent to Original Issue Insurance or Secondary Market Insurance.

"Portfolio Insurance" means a policy of insurance purchased by the Fund insuring the payment of principal and interest on specified, eligible Municipal Obligations purchased by the Fund.

"Premium Call Period" shall have the meaning set forth below in the definition of "Specific Redemption Provisions."

"Pricing Service" means Kenny Information Systems Inc. and any successor pricing service approved in writing by Moody's (if Moody's is then rating the APS) and S&P (if S&P is then rating the APS).

"Projected Dividend Amount" shall mean, with respect to the shares of any series of APS, on any Valuation Date, an amount equal to (i) the number of days, if any, greater than zero from and after the last day of the then current Rate Period until 48 calendar days from such Valuation Date, multiplied by
     (ii) a rate equal to the Maximum Rate for Minimum Dividend Period multiplied by the larger of (A) the applicable Moody's Volatility Factor or
     (B) the applicable S&P Volatility Factor.

"Quarterly Valuation Date" shall mean the last Business Day of each fiscal quarter of the Fund in each fiscal year of the Fund, commencing September 30, 1993.

"Rate Period" shall mean, with respect to any series of APS, the Initial
     Dividend Period of such series and any Subsequent Dividend Period of such series.

"Rate Period Days," for any Rate Period consisting of less than one year, shall mean the number of days (without giving effect to subparagraph (b)(ii) of Section 2 of this Part I) in such Rate Period.

"Receivables for Municipal Obligations Sold" shall mean (i) for purposes of calculating Moody's Eligible Assets as of any Valuation Date, no more than the aggregate of the following: (A) the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date if such receivables are due within five business days of such Valuation Date, and if the trades which generated such receivables are (x) settled through clearinghouse firms with respect to which the Fund has received prior written authorization from Moody's or (y) with counterparties having a Moody's long-term debt rating of at least Baa3, and (B) the Moody's Discounted Value of Municipal Obligations sold as of or prior to such Valuation Date which generated receivables, if such receivables are due within the Moody's Exposure Period but do not comply with either of the conditions specified in (x) or (y) above; and (ii) for purposes of calculating S&P Eligible Assets as of any Valuation Date, the book value of receivables for Municipal obligations sold as of or prior to such Valuation Date if such receivables are due within five business days of such Valuation Date.

"Redemption Price" shall mean the Optional Redemption Price or the Mandatory
     Redemption Price, as applicable.

"Retroactive Taxable Allocation" shall have the meaning set forth in Section 12 of this Part I.

"S&P" shall mean Standard & Poor's Corporation, a New York corporation, and its successors.

"S&P Discount Factor," applied to municipal debt obligations, shall mean, for purposes of calculating the Discounted Value of any S&P Eligible Asset, the percentage determined by reference to the "S&P Exposure Period" as determined by S&P (currently, 3 Business Days) and the S&P rating on such Municipal Obligation. S&P Discount Factors for a range of exposure periods are set forth below:

                    S&P DISCOUNT                                 S&P DISCOUNT FACTORS
                   EXPOSURE PERIOD                                  RATING CATEGORY
                                                     AAA              AA            A           BBB
                                                     ---              --            -           ---
        40 Business Days                             190%            195%          210%         250%
        22 Business Days                             170             175           190          230
        10 Business Days                             155             160           175          215
        7 Business Days                              150             155           170          210
        3 Business Days                              130             135           150          190

     Since the S&P Exposure Period currently applicable to the Fund is 3 Business Days, the S&P Discount Factors currently applicable to S&P Eligible Assets will be determined by reference to the factors set forth opposite the line entitled "3 Business Days."

     Notwithstanding the foregoing:

     (i) the S&P Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated A-1+ or SP-1+ by S&P and mature or have a demand feature exercisable within 30 days or less, or 125%, if such Municipal Obligations are not rated by S&P but are rated VMIG-1, MIG-1 or Prime-1 by Moody's; provided, however, that any such Moody's-rated short-term Municipal Obligations which have demand features exercisable within 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution with a short-term rating of at least A-1+ from S&P; and further provided that such Moody's-rated short-term Municipal Obligations may comprise no more than 50% of short-term Municipal Obligations that qualify as S&P Eligible Assets; and

     (ii) no S&P Discount Factor will be applied to cash or to Receivables for Municipal Obligations Sold.

     For purposes of the foregoing, Anticipation Notes rated SP-1+ or, if not rated by S&P, rated MIG-1 or VMIG-1 by Moody's, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating, will be considered to be short-term Municipal Obligations.

"S&P Eligible Asset" shall mean cash (excluding any cash irrevocably deposited by the Fund for the payment of any liabilities within the meaning of APS Basic Maintenance Amount), Receivables for Municipal Obligations Sold or a Municipal Obligation owned by the Fund that (i) is interest bearing and pays interest at least semi-annually; (ii) is payable with respect to principal and interest in US dollars; (iii) is publicly rated BBB or higher by S&P or, if not rated by S&P but rated by Moody's, is rated at least A by Moody's (PROVIDED that such Moody's-rated municipal securities will be included in S&P Eligible Assets only to the extent the Market Value of such municipal securities does not exceed 50% of the aggregate Market Value of S&P Eligible Assets; and FURTHER PROVIDED that, for purposes of determining the S&P Discount Factor applicable to any such Moody's-rated Municipal obligation, such Municipal Obligation will be deemed to have an S&P rating which is one full rating category lower than its Moody's rating); (iv) is not part of a private placement of municipal securities; and (v) is part of an issue of municipal securities with an original issue size of at least $20 million or, if an issue with an original issue size below $20 million (but in no event below $10 million), is issued by an issuer with a total of at least $50 million of securities outstanding. Solely for purposes of this definition, the term "municipal securities" means any obligation the interest on which is exempt from regular federal income taxation and which is issued by any of the fifty United States, the District of Columbia or any of the territories of the United States, their subdivisions, counties, cities, towns, villages, school districts and agencies (including authorities and special districts created by the states), and federally sponsored agencies such as local housing authorities. Notwithstanding the foregoing limitations:

     (a) Municipal securities of any one issuer or guarantor (excluding bond insurers) shall be considered S&P Eligible Assets only to the extent the Market Value of such municipal securities does not exceed 10% of the aggregate Market Value of S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such municipal securities exceeds 5% of the aggregate Market Value of S&P Eligible Assets; and

     (b) Municipal securities issued by issuers in any one state or territory shall be considered S&P Eligible Assets only to the extent the Market Value of such municipal securities does not exceed 20% of the aggregate Market Value of S&P Eligible Assets.

"S&P Exposure Period" shall mean the maximum period of time following a Valuation Date that the Fund has under these Articles Supplementary to cure any failure to maintain, as of such Valuation Date, the Discounted Value for its portfolio at least equal to the APS Basic Maintenance Amount (as described in paragraph (a) of Section 9 of this Part I).

"S&P Hedging Transactions" shall mean futures contracts based on the Municipal
     Index or Treasury Bonds purchased or sold by the Fund, put and call options on such contracts purchased by the Fund and covered call options and secured put options on portfolio securities written by the Fund.

"Secondary Market Insurance" means a policy of insurance, purchased subsequent to the time of the original issuance of a Municipal Obligation, insuring the payment of principal and interest on such Municipal Obligation.

"Special Dividend Period" shall mean, with respect to any series of APS, any Subsequent Dividend Period commencing on the date designated by the Fund in accordance with Section 4 of this Part I and ending on the last day of the last Dividend Period thereof.

"Specific Redemption Provisions" shall mean, with respect to any Special
     Dividend Period of 365 or more days, either, or any combination of, (i) a period (a "Non-Call Period") determined by the Board of Directors, after consultation with the Broker-Dealers, during which the shares subject to such Special Dividend Period are not subject to redemption at the option of the Fund and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Directors, after consultation with the Broker-Dealers; during each year of which the shares subject to such Special Dividend Period shall be redeemable at the Fund's option at a price per share equal to $50,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $50,000 as determined by the Board of Directors after consultation with the Broker- Dealers; PROVIDED, that during any Special Dividend Period of 365 or more days, if, on the date of determination of the Applicable Rate for such series, such Applicable Rate equaled or exceeded the Treasury Rate, the Fund may redeem APS without regard to any Non-Call Period or Premium Call Period at the Mandatory Redemption Price.

"Subsequent Dividend Period" shall mean, with respect to any series of APS, any period from and including the first day following the Initial Dividend Period for such series to but excluding the next Dividend Payment Date for such series which follows a scheduled Auction and any period thereafter from and including one Dividend Payment Date which follows a scheduled Auction for such series to but excluding the next succeeding Dividend Payment Date which follows a scheduled Auction for such series; PROVIDED, HOWEVER, that if any Subsequent Dividend Period is also a Special Dividend Period, such term shall mean the period commencing on the first day of such Special Dividend Period and ending on the last day of the last Dividend Period thereof.

"Substitute Commercial Paper Dealer" shall mean Credit Suisse First Boston LLC,
     Morgan Stanley & Co. Incorporated or their respective affiliates or successors, if such entity is a commercial paper dealer, provided that none of such entities shall be a Commercial Paper Dealer.

"Substitute US Government Securities Dealer" shall mean Credit Suisse First
     Boston LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates or successors, if such entity is a US Government securities dealer, provided that none of such entities shall be a US Government Securities Dealer.

"Treasury Bonds" shall mean United States Treasury Bonds backed by the full faith and credit of the United States government with remaining maturities of ten years or more.

"Treasury Rate," on any date for any Rate Period, shall mean (i) the yield on the most recently auctioned non-callable direct obligations of the US Government (excluding "flower" bonds) with a remaining maturity within three months of the duration of such Rate Period, as quoted in THE WALL STREET JOURNAL on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published by THE WALL STREET JOURNAL, then the arithmetic average of the yields (expressed as an interest equivalent in the case of a Rate Period which is one year or less and expressed as a bond equivalent in the case of any longer Rate Period) on the most recently auctioned non-callable direct obligations of the US Government (excluding "flower" bonds) with a remaining maturity within three months of the duration of such Rate Period as quoted on a discount basis or otherwise by the US Government Securities Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date. If any US Government Securities Dealer does not quote a rate required to determine the Treasury Rate, the Treasury Rate shall be determined on the basis of the quotation or quotations furnished by the remaining US Government Securities Dealer or US Government Securities Dealers and any Substitute US Government Securities Dealers selected by the Fund to provide such rate or rates not being supplied by any US Government Securities Dealer or US Government Securities Dealers, as the case may be, or, if the Fund does not select any such Substitute US Government Securities Dealer or

     Substitute US Government Securities Dealers, by the remaining US Government Securities Dealer or US Government Securities Dealers.

"US Government Securities Dealer" means Goldman, Sachs & Co., Smith Barney, and
     Morgan Guaranty Trust Company of New York or their respective affiliates or successors, if such entity is a US Government securities dealer.

"Valuation Date" shall mean, for purposes of determining whether the Fund is maintaining the APS Basic Maintenance Amount, each Business Day.

"Variation Margin" shall mean, in connection with outstanding purchase or sale positions in futures contracts and outstanding sales positions with respect to options thereon, the amount of cash and securities paid to and received from a futures commission merchant (subsequent to the Initial Margin deposit) from time to time as the value of such position fluctuates.

"Voting Period" shall have the meaning set forth in paragraph (b) of Section 5 of this Part I.

                                     PART II

     1. Certain Definitions. Capitalized terms not defined in this Section 1 shall have the respective meaning specified in Part I hereof. As used in this
Part II, the following terms shall have the following meanings, unless the context otherwise requires:

"Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the Fund; provided that no Broker-Dealer controlled by, in control of or under common control with the Fund shall be deemed to be an Affiliate, nor shall any corporation or any Person controlled by, in control of or under common control with such corporation one of the directors or executive officers of which is also a director of the Fund be deemed to be an Affiliate solely because such director or executive officer is also a director of the Fund.

"Agent Member" shall mean a member of or participant in the Securities
     Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

"Applicable Percentage" means the percentage, determined as set forth below, based on the lower of the credit ratings assigned to the series of APS on such date by Moody's and S&P (or if Moody's or S&P is not making such rating available, the equivalent of such rating by a substitute rating agency):


                 PREVAILING RATING                                APPLICABLE PERCENTAGE
                 -----------------                                ---------------------
                 Aa3 / AA- or higher                                   110%
                 A3 / A-                                               125%
                 Baa3/BBB-                                             150%
                 Ba3/BB-                                               200%
                 Below Ba3/ BB-                                        250%

     The Applicable Percentage as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Directors of the Fund after consultation with the Broker-Dealers, provided that immediately following any such increase the Fund would be in compliance with the Preferred Shares Basic Maintenance Amount. The Fund shall take all reasonable action necessary to enable Moody's and S&P to provide a rating for each series of APS. If both Moody's and S&P shall not make such a rating available, the Fund shall select another rating agency to act as a substitute rating agency. The Fund shall not be required to have more than one rating agency provide a rating for any series of APS.

     For purposes of this determination, the "prevailing rating" of shares of a series of APS shall be (i) "Aaa"/AA- or higher if shares of such series of APS have a rating of "Aaa" or better by Moody's and AA- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not "Aaa"/AA- or higher, then "A3"/A- if the shares of such series of APS have a rating of "A3" or better by Moody's and A- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not "Aaa"/AA- or higher or "A3"/A-, then "Baa"/BBB- if the shares of such series of APS have a rating of "Baa" or better by Moody's and BBB- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iv) if not "Aaa"/AA- or higher, "A3"/A- or "Baa3 "/BBB-, then "Ba3"/BB- if the shares of such series of APS have a rating of "Ba3" or better by Moody's and BB- or better by S&P or the equivalent of such ratings by such agencies or substitute rating agency or substitute rating agencies selected as provided below, and (v) if not "Aa3"/AA- or higher, "A3"/A-, "Baa3"/BBB-, or "Ba3"/BB-, then Below "Ba3"/BB-: provided, however, that if the APS are rated by only one rating agency, the prevailing rating shall be determined without reference to the rating of any other rating agency. The Fund will take all reasonable action necessary to enable either S&P or Moody's to provide a rating for each series of APS. If neither S&P nor Moody's shall make such a rating available, UBS
     Global AM or its successors shall select at least one nationally recognized statistical rating organization (as that term is used in the rules and regulations of the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act")) to act as a substitute rating agency in respect of the APS, and the Fund shall take all reasonable action to enable such rating agency to provide a rating for shares of such series.

"Available APS" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

"Bid" and "Bids" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

"Bidder" and "Bidders" shall have the respective meanings specified in paragraph
     (a) of Section 2 of this Part II.

"Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in this Part II that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Fund and has entered into a Broker-Dealer Agreement that remains effective.

"Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Part II.

"Existing Holder," when used with respect to shares of any series of APS, shall mean a Person who has signed, or on whose behalf a Broker-Dealer has signed, a Master Purchaser's Letter and is listed as the beneficial owner of such APS in the records of the Auction Agent.

"Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

"Marginal Tax Rate" shall mean the maximum marginal regular federal individual income tax rate applicable to ordinary income or the maximum marginal regular federal corporate income tax rate, whichever is greater.

"Master Purchaser's Letter" shall mean a letter, addressed to the Fund, the Auction Agent, a Broker-Dealer and an Agent Member in which a Person agrees, among other things, to offer to purchase, to purchase, to offer to sell and/or to sell APS as set forth in this Part II.

"Maximum Rate," for any series of APS on any Auction Date, shall mean:

     (i) in the case of any Auction Date which is not the Auction Date immediately prior to the first day of any proposed Special Dividend Period of more than 28 Rate Period Days designated by the Fund pursuant to Section 4 of Part I hereof, the product of (a) the Reference Rate on such Auction Date for the next Rate Period of such series and (b) the Applicable Percentage on such Auction Date, unless such series has or had a Special Dividend Period (other than a Special Dividend Period of 28 Rate Period Days or less) and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Dividend Period of such series after such Special Dividend Period, in which case the higher of:

          (A) the dividend rate on shares of such series for the then-ending Rate Period, and

          (B) the product of (1) the higher of (x) the "AA" Composite Commercial Paper Rate on such Auction Date for the then-ending Rate Period of such series, if such Rate Period is less than one year, or the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period is one year or greater, and (y) the "AA" Composite Commercial Paper Rate on such Auction Date for such Special Dividend Period of such series, if such Special Dividend Period is less than one year, or the Treasury Rate on such Auction Date for such Special Dividend Period, if such Special

               Dividend Period is one year or greater and (2) the Applicable Percentage on such Auction Date; or

          (ii) in the case of any Auction Date which is the Auction Date immediately prior to the first day of any proposed Special Dividend Period of more than 28 Rate Period Days designated by the Fund pursuant to Section 4 of Part I hereof, the product of
               (A) the highest of (1) the Reference Rate on such Auction Date for the then-ending Rate Period of such series, if such Rate Period is less than one year, or the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period is one year or greater, (2) the Reference Rate on such Auction Date for the Special Dividend Period for which the Auction is being held, if such Special Dividend Period is less than one year, or the Treasury Rate on such Auction Date for the Special Dividend Period for which the Auction is being held, if such Special Dividend Period is one year or greater, and (3) the Reference Rate on such Auction Date for the Minimum Dividend Period of such series and (B) the Applicable Percentage on such Auction Date.

"Moody's Volatility Factor" shall mean 272% as long as there has been no increase enacted to the Marginal Tax Rate. If such an increase is enacted but not yet implemented, the Moody's Volatility Factor shall be as follows:

                                                                     MOODY'S
                                                                   VOLATILITY
     % CHANGE IN MARGINAL TAX RATE                                   FACTOR
     -----------------------------                                   ------
     Less than or equal to 5%                                         292%
     Greater than 5% but less than 10%                                313
     Greater than 10% but less than 15%                               338
     Greater than 15% but less than 20%                               364
     Greater than 20% but less than 25%                               396
     Greater than 25% but less than 30%                               432
     Greater than 30% but less than 35%                               472
     Greater than 35% but less than 40%                               520

     Notwithstanding the foregoing, the Moody's Volatility Factor may mean such other potential dividend rate increase factor as Moody's advises the Fund in writing is applicable.

"Order" and "Orders" shall have the respective meanings specified in paragraph
     (a) of Section 2 of this Part II.

"Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

"Potential Holder," when used with respect to shares of any series of APS, shall mean any Person, including any Existing Holder of shares of such series of APS, (i) who shall have executed a Master Purchaser's Letter and (ii) who may be interested in acquiring shares of such series of APS (or, in the case of an Existing Holder of shares of such series of APS, additional shares of such series of APS).

"Reference Rate" shall mean, with respect to any Rate Period of less than one year, the higher of (i) the applicable AA Composite Commercial Paper Rate and (ii) the Taxable Equivalent of the Short Term Municipal Bond Rate.

"S&P Volatility Factor" shall mean, for each series of APS: (i) during the Initial Dividend Period, 277% for APS Series A and APS Series B and 217% for APS Series C; and (ii) thereafter, depending on the applicable Reference Rate or Treasury Rate, the following percentages:

        RATE                                                         PERCENTAGE
        ----                                                         ----------
        Taxable Equivalent of the Short-Term Municipal Bond Rate        277%
        30 day `AA' Composite Commercial Paper Rate                     228%
        60 day `AA' Composite Commercial Paper Rate                     228%
        90 day `AA' Composite Commercial Paper Rate                     222%
        180 day `AA' Composite Commercial Paper Rate                    217%
        1 year US Treasury Bill Rate                                    198%
        2 year US Treasury Note Rate                                    185%
        3 year US Treasury Note Rate                                    178%
        4 year US Treasury Note Rate                                    171%
        5 year US Treasury Note Rate                                    169%

         Notwithstanding the foregoing, the S&P Volatility Factor may mean such other potential dividend rate increase factor as S&P advises the Fund in writing is applicable.

"Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Fund which agrees to follow the procedures required to be followed by such securities depository in connection with the APS.

"Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

"Submission Deadline" shall mean 1:30 p.m., Eastern time, on any Auction Date or such other time on any Auction Date by which Brokers-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

"Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

"Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

"Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

"Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

"Sufficient Clearing Bids" shall have the meaning specified in paragraph (a) of
     Section 4 of this Part II.

"Taxable Equivalent of the Short-Term Municipal Bond Rate" on any date shall mean 90% of the quotient of (i) the PER ANNUM RATE expressed on an Interest Equivalent basis equal to the Kenny S&P 30-day High Grade Index or any successor index (the "Kenny Index"), made available for the Business Day immediately preceding such date but in any event not later than 8:30 a.m., Eastern time, on such date by Kenny Information Systems Inc. or any successor thereto (provided that the use of such successor will not result in a reduction or withdrawal of the rating of the APS by Moody's, if Moody's is then rating the APS, or by S&P, if S&P is then rating the APS), based on 30-day yield evaluations at par of bonds, the interest on which is excludable for regular federal income tax purposes under the Code, of "high grade" component issuers selected by Kenny Information Systems Inc. or any such successor from time to time in its discretion, which component issuers shall include, without limitation, issuers of general obligation bonds but shall exclude any bonds the interest on which constitutes an item of tax preference under Section 57(a)(5) of the Code or successor provisions, for purposes of the "alternative minimum tax," divided by (ii) 1.00 minus the Marginal Tax Rate (expressed as a decimal); provided, however, that if the Kenny Index is not made so available by 8:30 a.m., Eastern time, on such date by Kenny Information Systems Inc. or any successor, the Taxable Equivalent of the Short Term Municipal Bond Rate shall mean the quotient of
     (x) the PER ANNUM RATE expressed on an Interest Equivalent basis equal to the most recent Kenny Index so made available for any preceding Business Day, divided by (y) 1.00 minus the Marginal Tax Rate (expressed as a decimal).

"Winning Bid Rate" shall have the meaning specified in paragraph (a) of Section
     4 of this Part II.

     2.   ORDERS BY EXISTING HOLDERS AND POTENTIAL HOLDERS.

          (a)  Prior to the Submission Deadline on each Auction Date:

               (i) each Existing Holder of shares of any series of APS subject to an Auction on such Auction Date may submit to a Broker-Dealer by telephone or otherwise information as to:

                    (A) the number of Outstanding shares, if any, of such series of APS held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for such series for the next succeeding Rate Period of such series;

                    (B) the number of Outstanding shares, if any, of such series of APS which such Existing Holder offers to sell if the Applicable Rate for such series for the next succeeding Rate Period of such series shall be less than the rate per annum specified by such Existing Holder; and/or

                    (C) the number of Outstanding shares, if any, of such series of APS held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for such series for the next succeeding Rate Period of such series;

and

               (ii) one or more Broker-Dealers, using lists of Potential Holders, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Holders (by telephone or otherwise), including Persons that are not Existing Holders, on such lists to determine the number of shares, if any, of such series of APS which each such Potential Holder offers to purchase if the Applicable Rate for such series for the next succeeding Rate Period of such series shall not be less than the rate per annum specified by such Potential Holder.

For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

          (b) (i) A Bid by an Existing Holder of shares of any series of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

               (A) the number of Outstanding shares of such series of APS specified in such Bid if the Applicable Rate for such series determined on such Auction Date shall be less than the rate specified therein;

               (B) such number or a lesser number of outstanding shares of such series of APS to be determined as set forth in clause (iv) of paragraph (a) of
Section 5 of this Part II if the Applicable Rate for such series determined on such Auction Date shall be equal to the rate specified therein; or

               (C) the number of Outstanding shares of such series of APS specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for such series, or such number or a lesser number of outstanding shares of such series of APS to be determined as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if the rate specified therein shall be higher than the Maximum Rate for such series and Sufficient Clearing Bids for such series do not exist.

          (ii) A Sell Order by an Existing Holder of shares of any series of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

               (A) the number of outstanding shares of such series of APS specified in such Sell Order; or

               (B) such number or a lesser number of Outstanding shares of such series, of APS as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if Sufficient Clearing Bids for such series do not exist.

          (iii) A Bid by a Potential Holder of shares of any series of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

               (A) the number of Outstanding shares of such series of APS specified in such Bid if the Applicable Rate for such series determined on such Auction Date shall be higher than the rate specified therein; or

               (B) such number or a lesser number of Outstanding shares of such series of APS as set forth in clause (v) of paragraph (a) of Section 5 of this
Part II if the Applicable Rate for such series determined on such Auction Date shall be equal to the rate specified therein.

          (c) No Order for any number of shares of any series of APS other than whole shares shall be valid.

     3.   SUBMISSION OF ORDERS BY BROKER-DEALERS TO AUCTION AGENT.

          (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for shares of any series of APS subject to an Auction on such Auction Date obtained by such Broker-Dealer and shall specify with respect to each Order for such shares:

               (i)  the name of the Bidder placing such Order;

               (ii) the aggregate number of shares of such series of APS that are the subject of such Order;

               (iii) to the extent that such Bidder is an Existing Holder of shares of such series of APS:

                    (A) the number of shares, if any, of such series of APS subject to any Hold Order placed by such Existing Holder;

                    (B) the number of shares, if any, of such series of APS subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                    (C) the number of shares, if any, of such series of APS subject to any Sell Order placed by such Existing Holder; and

               (iv) to the extent such Bidder is a Potential Holder of shares of such series of APS, the rate and number of shares of such series of APS specified in such Potential Holder's Bid.

          (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

          (c) With respect to an Auction preceding a Rate Period of less than 90 days, if an Order or Orders covering all of the outstanding shares of any series of APS held by any Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of such series of APS held by such Existing Holder and not subject to Orders submitted to the Auction Agent. With respect to an Auction preceding a Rate Period of 90 days or greater, if an Order or Orders covering all of the Outstanding shares of any series of APS held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of such series of APS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

          (d) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the number of Outstanding shares of any series of APS subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

               (i) all Hold Orders for shares of such series of APS shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series of APS held by such Existing Holder, and if the number of shares of such series of APS subject to such Hold Orders exceeds the number of Outstanding shares of such series of APS held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced PRO RATA to cover the number of Outstanding shares of such series of APS held by such Existing Holder;

               (ii) (A) any Bid for shares of such series of APS shall be considered valid up to and including the excess of the number of Outstanding shares of such series of APS held by such Existing Holder over the number of shares of such series of APS subject to any Hold Orders referred to in clause
(i) above;

                    (B) subject to subclause (A), if more than one Bid for shares of such series of APS with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of such series of APS subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series of APS subject to each Bid with the same rate shall be reduced PRO RATA to cover the number of shares of such series of APS equal to such excess;

                    (C) subject to subclauses (A) and (B), if more than one Bid for shares of such series of APS with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                    (D) in any such event, the number, if any, of such Outstanding shares of such series of APS subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for shares of such series of APS by a Potential Holder at the rate therein specified; and

               (iii) all Sell Orders for shares of such series of APS shall be considered valid up to and including the excess of the number of Outstanding shares of such series of APS held by such Existing Holder over the sum of the APS subject to valid Hold Orders referred to in clause (i) above and valid Bids by such Existing Holder referred to in clause (ii) above.

          (e) If more than one Bid for one or more shares of any series of APS is submitted on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

          (f) Any Order submitted by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

     4. DETERMINATION OF SUFFICIENT CLEARING BIDS. WINNING BID RATE AND APPLICABLE RATE.

          (a) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall for each series of APS for which an Auction is being held determine:

               (i) the excess of the number of Outstanding shares of such series of APS over the number of Outstanding shares of such series of APS subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available APS");

               (ii) from the Submitted Orders for such series whether:

                    (A) the number of Outstanding shares of such series of APS subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate for such series exceeds or is equal to the sum of:

                    (B) the number of Outstanding shares of such series of APS subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate for such series; and

                    (C) the number of Outstanding shares of such series of APS subject to Submitted Sell Orders (in the event such excess or such equality exists (other than because the number of shares of such series of APS in subclauses (B) and (C) above is zero because all of the Outstanding shares of such series of APS are subject to Submitted Hold

Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for such series); and

               (iii) if Sufficient Clearing Bids for such series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for such series) which if:

                    (A) (I) each such Submitted Bid from Existing Holders specifying such lowest rate and (II) all other such Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series of APS that are subject to such Submitted Bids; and

                    (B) (I) each such Submitted Bid from Potential Holders specifying such lowest rate and (II) all other such Submitted Bids from Potential Holders specifying lower rates were accepted;

would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of such series of APS which, when added to the number of Outstanding shares of such series of APS to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available APS of such series.

          (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 4, the Auction Agent shall advise the Fund of the Maximum Rate for each series of APS for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for each such series for the next succeeding Rate Period thereof as follows:

               (i) if Sufficient Clearing Bids for such series exist, that the Applicable Rate for such series for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for such series to determined;

               (ii) if Sufficient Clearing Bids for such series do not exist (other than because all of the Outstanding shares of such series of APS are subject to Submitted Hold Orders), that the Applicable Rate for such series for the next succeeding Rate Period, which shall be a Minimum Dividend Period, thereof shall be equal to the Maximum Rate for such series; or

               (iii) if all of the Outstanding shares of such series of APS are subject to Submitted Hold Orders, that the Applicable Rate for such series for the next succeeding Rate Period thereof shall be equal to the product of (A)(I) the "AA" Composite Commercial Paper Rate on such Auction Date for such Rate Period, if such Rate Period is less than one year or (II) the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period is one year or greater and (B) 1 minus the maximum marginal regular federal individual income tax rate applicable to ordinary income or the maximum marginal regular federal corporate income tax rate, whichever is greater; provided, however, that if the Fund has notified the Auction Agent of its intent to allocate to the APS in such Rate Period any net capital gains or other income taxable for Federal income tax purposes, the Applicable Rate in respect of that portion of the dividend on the APS for such Rate Period that represents the allocation of net capital gains or other income taxable for Federal income tax purposes shall be the rate described in the preceding clause (A)(I) or (II), as applicable, without being multiplied by the factor set forth in the preceding clause (B) .

     5. ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES. Existing Holders shall continue to hold the APS that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 4 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

          (a) If Sufficient Clearing Bids for any series of APS have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this Section 5, Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for such series shall be rejected:

               (i) Existing Holders' Submitted Bids for shares of such series of APS specifying any rate that is higher than the Winning Bid Rate for such series shall be accepted, thus requiring each such Existing Holder to sell the APS subject to such Submitted Bids;

               (ii) Existing Holders' Submitted Bids for shares of such series of APS specifying any rate that is lower than the Winning Bid Rate for such series shall be rejected, thus entitling each such Existing Holder to continue to hold the APS subject to such Submitted Bids;

               (iii) Potential Holders' Submitted Bids for shares of such series of APS specifying any rate that is lower than the Winning Bid Rate shall be accepted;

               (iv) each Existing Holder's Submitted Bid for shares of such series of APS specifying a rate that is equal to the Winning Bid Rate for such series shall be rejected, thus entitling such Existing Holder to continue to hold shares of such series of APS subject to such Submitted Bid, unless the number of Outstanding shares of such series of APS subject to all such Submitted Bids shall be greater than the number of shares of such series of APS ("remaining shares") in the excess of the Available APS of such series over the number of APS subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold the APS subject to such Submitted Bid, but only in an amount equal to the number of shares of such series of APS obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding shares of such series of APS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of outstanding shares of such series of APS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for such series; and

               (v) each Potential Holder's Submitted Bid for shares of such series of APS specifying a rate that is equal to the Winning Bid Rate for such series shall be accepted but only in an amount equal to the number of shares of such series of APS obtained by multiplying the number of shares in the excess of the Available APS of such series over the number of APS subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding shares of such series of APS subject to such Submitted Bids and the denominator of which shall be the aggregate number of Outstanding shares of such series of APS subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for such series; and

          (b) If Sufficient Clearing Bids for any series of APS have not been made (other than because all of the Outstanding shares of such series of APS are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 5, Submitted Orders for such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for such series shall be rejected:

               (i) Existing Holders' Submitted Bids for shares of such series of APS specifying any rate that is equal to or lower than the Maximum Rate for such series shall be rejected, thus entitling such Existing Holders to continue to hold the APS subject to such Submitted Bids;

               (ii) Potential Holders' Submitted Bids for shares of such series of APS specifying any rate that is equal to or lower than the Maximum Rate for such series shall be accepted; and

               (iii) Each Existing Holder's Submitted Bid for shares of such series of APS specifying any rate that is higher than the Maximum Rate of such series and the Submitted Sell Orders for shares of such series of APS of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the shares of such series of APS subject to such Submitted Bid or Submitted Sell order, but in both cases only in an amount equal to the number of shares of such series of APS obtained by multiplying the number of shares of such series of APS subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding shares of such series of APS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series of APS subject to all such Submitted Bids and Submitted Sell Orders.

          (c) If all of the Outstanding shares of any series of APS are subject to Submitted Hold Orders, all Submitted Bids for such series shall be rejected.

          (d) If, as a result of the procedures described in clause (iv) or (v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of any series of APS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of shares of such series of APS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares of such series so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of APS.

          (e) If, as a result of the procedures described in clause (v) of paragraph (a) of this Section 5, any Potential Holder would be entitled or required to purchase less than a whole share of any series of APS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate shares of such series of APS for purchase among Potential Holders so that only whole shares of such series of APS are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing APS on such Auction Date.

          (f) Based on the results of each Auction for a series of APS, the Auction Agent shall determine the aggregate number of shares of such series of APS to be purchased and the aggregate number of shares of such series of APS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers of shares of such series of APS such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers of shares of such series of APS such Broker-Dealer shall receive, as the case may be, shares of such series of APS.

     6. NOTIFICATION OF ALLOCATIONS. Under normal circumstances, whenever the Fund intends to include any net capital gains or other income taxable for Federal income tax purposes in any dividend on the APS, the Fund may notify the Auction Agent of the amount to be so included 15 days prior to the Auction Date on which the Applicable Rate for such dividend is to be established. Whenever the Auction Agent receives such notice from the Fund, it will in turn notify each Broker-Dealer, who, on or prior to such Auction Date, in accordance with its Broker-Dealer Agreement, will notify its Existing Holders and Potential Holders believed by it to be interested in submitting an Order in the Auction to be held on such Auction Date.

     7.   MISCELLANEOUS.

          (a) To the extent permitted by applicable law, the Board of Directors may interpret or adjust the provisions of these Articles Supplementary to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend these Articles Supplementary with respect to any series of APS prior to the issuance of such series.

          (b) An Existing Holder may sell, transfer or otherwise dispose of APS only in whole shares and only pursuant to a Bid or Sell Order in accordance with the procedures described in this Part II or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Master Purchaser's Letter to the Auction Agent; provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer.

          (c) All of the shares of any series of APS Outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee.

          (d) Neither the Fund nor any affiliate thereof may submit an Order in any Auction, except that any Broker-Dealer that is an affiliate of the Fund may submit Orders in an Auction, but only if such Orders are not for its own account.

IN WITNESS WHEREOF, INSURED MUNICIPAL INCOME FUND INC. has caused these presents to be signed in its name and on its behalf by its [officer], and its corporate seal to be hereunto affixed and attested by its [officer], and the said officers of the Fund further acknowledged said instrument to be the corporate act of the Fund, and stated under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects, all on December ___, 2003.

                                       INSURED MUNICIPAL INCOME FUND INC.


                                       By:  ______________________________



ATTEST:

______________________________